As filed with the Securities and Exchange Commission on May 20, 2021

Registration No. 333-248789

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NuGenerex Immuno-Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	04-3208418
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Joseph Moscato

Chief Executive Officer

NuGenerex Immuno-Oncology, Inc.

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Wofford, Esq.	Ralph V De Martino, Esq.
Carmel, Milazzo & Feil LLP	Cavas Pavri, Esq.
55 West 39th Street, 18th Floor NewYork, New York 10018	Schiff Hardin LLP
Telephone: (212) 658-0458	901 K Street, NW #700
Washington, DC 20001
Telephone: 202-778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Units (4)	$57,500,004	$6,275
Class B Common Stock included in the Units, par value $0.001 per share (5)	$—	$—
Warrants to purchase common stock (5)	$—	$—
Class B Common Stock issuable upon exercise of the Series A Warrants, which are included in the Units	$55,555,560	$6,062
Class B Common Stock issuable upon exercise of the Series B Warrants, which are included in the Units	$61,111,116	$6,668
Representative’s Warrants (6)
Class B Common Stock underlying Representative’s Warrants (6)	$3,125,003	$341
Total	$177,291,683	$19,350	(7)
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.

(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(3)	Includes the price of additional shares of common stock and warrants to purchase common stock that the underwriters have the option to purchase to cover over-allotments, if any, within 45 days after the date of this prospectus.

(4)	Each Unit includes (i) one share of Class B Common Stock, (ii) one Series A Warrant and (iii) one Series B Warrant.

(5)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the common stock underlying the underwriter’s warrants by assuming that such warrants are exercisable at a price per share equal to 125% of the public offering price of the common stock in the Units sold in this offering, and that the number of shares of common stock underlying the underwriter’s warrants equal to eight percent (5%) of the number of the common stock in the Units offered in this offering.

(7)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 20, 2021

PROSPECTUS

NuGenerex Immuno-Oncology, Inc.

5,555,556 Units

Class B Common Stock

and Warrants

This is a firm commitment initial public offering of 5,555,556 units (the “Units”) of NuGenerex Immuno-Oncology, Inc., a Delaware corporation (the “Company”), based on an assumed public offering price per Unit of $9.00, which is the midpoint of the expected range of $8.50 per share and $9.50 per share. The actual public offering price per Unit will be determined between us and Dawson James Securities, Inc. (“Dawson James”), as representatives of the underwriters, taking into consideration several factors as described in “Underwriting – Determination of Offering Price” and may be at a discount to this assumed offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. Prior to this offering, there has been no public market for shares of our Class B common stock, par value $0.001 (the “Class B Common Stock”). The Class B Common Stock will have a liquidation preference of $11.00 per share and dividend preference over the Company’s Class A common stock, par value $0.001 (the “Class A Common Stock” and together with “Class B Common Stock, “Common Stock”)

Each Unit consists of (a) one share of our Class B common stock, par value $0.001 per share (“Class B Common Stock”), (b) one Series A warrant (the “Series A Warrants”) to purchase one share of our Class B Common Stock at an exercise price equal to $[*] per share, exercisable until the fifth  anniversary of the issuance date, and (c) one Series B warrant (the “Series B Warrants,” and together with the Series A Warrants, the “Purchase Warrants”) to purchase one share of our Class B Common Stock at an exercise price equal to $[*] per share, exercisable until the fifth anniversary of the issuance date and subject to certain adjustment and cashless exercise provisions as described herein. The shares of our Class B Common Stock and the Purchase Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The Units will not contain any shares of Class A Common Stock.

Prior to this offering, there has been no public market for shares of our Class B Common Stock. We will apply to have our Class B Common Stock listed on the Nasdaq Capital Market under the symbol “NGIO,” which listing is a condition to this offering.

There is no established trading market for the Purchase Warrants and we do not expect an active trading market to develop. We do not intend to list the Purchase Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Upon completion of this offering, we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

We havegranted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 833,333 additional shares of common stock at a price of $8.98 per share and/or Series A Warrants to purchase up to an aggregate of 833,333 shares of common stock at a price of $0.01 per underlying share and Series B Warrants to purchase up to an aggregate of 833,333 common shares at a price of $0.01 per underlying share, in any combinations thereof, less underwriting discount and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.

We are an “emerging growth company” under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors. See “Risk Factors-Risks Relating to This Offering.”

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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	Per Unit	Total
Public offering price	$9.00	$50,000,004
Underwriting discount (1)	$0.72	$4,000,000
Proceeds, before expenses, to us	$8.28	$46,000,004

(1) Represents underwriting discount and commissions equal to 8% per share (or $0.72 per Unit), which is the underwriting discount we have agreed to pay on all investors in this offering introduced by the underwriters

(2) Does not include reimbursement of expenses not to exceed $135,000, payable to Dawson James Securities, Inc., as representative of the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 44 of this prospectus for additional information regarding underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to Dawson James Securities, Inc., as representative of the underwriters, warrants that will expire on the fifth anniversary of the effective date of this registration statement entitling the representative to purchase 5% of the number of shares of common stock sold in this offering. The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 44.

Delivery of the securities will be made against payment thereon on or about [*], 2021.

DAWSON JAMES SECURITIES, INC.	US TIGER SECURITIES, INC

 The date of this prospectus is ______  , 2021

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Table of Contents

ABOUT THIS PROSPECTUS	6
MARKET DATA	6
PROSPECTUS SUMMARY	6
SUMMARY OF THE OFFERING	9
RISK FACTORS	12
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	24
USE OF PROCEEDS	24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25
DIVIDEND POLICY	25
DILUTION	25
CAPITALIZATION	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
BUSINESS	30
MANAGEMENT	43
EXECUTIVE COMPENSATION	48
SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT	49
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	50
DESCRIPTION OF SECURITIES	50
SHARES ELIGIBLE FOR FUTURE SALE	53
UNDERWRITING	56
LEGAL MATTERS	60
EXPERTS	60
WHERE YOU CAN FIND MORE INFORMATION	60
INDEX TO FINANCIAL STATEMENTS	F-1

Through and including        , 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “NGIO,” “we,” “our,” or “us” in this prospectus mean NuGenerex Immuno-Oncology, Inc.;

●	“year” or “fiscal year” mean the year ending July 31st; and

●	all dollar or $ references when used in this prospectus refer to United States dollars;

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

As used in this prospectus, all references to the “registrant,” “Company,” “NGIO,” “we,” “our,” “us” or words of like import mean NuGenerex Immuno-Oncology, Inc.

Overview

We are an immuno-oncology company focused on the regulation of the immune system to treat cancer and infectious diseases. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. With the Ii-Key vaccine technology, we are able to activate the immune system against target molecules, whether those targets are tumor associated antigens (TAAs) in cancer cells, or viral or bacterial proteins in infectious disease pathogens. Through our 20+ year history of research and development, we have developed Ii-Key vaccines that target the immune system against TAAs and infectious disease pathogens, including. our lead product candidate, AE37 (Ii-Key-HER-2/neu) that is in Phase 2 clinical trials for HER-2 associated cancers, including breast, pancreatic, and bladder cancer. A Phase 2b trial of AE37 in breast cancer demonstrated a statistically significant benefit in disease free survival for women with advanced, low-HER-2 cancer; a Phase I trial of AE37 in prostate cancer demonstrated long-term immune memory responses three years after vaccination. We are currently conducting a Phase 2 trial of AE37 in combination with pembrolizumab (Merck’s Keytruda) for the treatment of triple negative breast cancer. We are poised to initiate clinical trials with AE37 in combination with checkpoint inhibitors in prostate and bladder cancers, augmenting our continuing work in breast cancer.

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Our other oncology product is Ii-Key-GP100 for melanoma that has been tested in a comprehensive pre-clinical program and is Phase I ready.

In addition to our work in immune-oncology, we have utilized the Ii-Key technology to rapidly develop vaccines against emerging pandemic threats. We have also conducted extensive research on infectious disease vaccines, and conducted a Phase I study of Ii-Key-H1 for bird flu (H5N1) before that outbreak was contained. The Ii-Key bird flu vaccine also has application for swine flu (H1N1) using the exact same target sequence for both influenza virus strains.

We have plans to not only advance the Ii-Key platform vaccine technology, but also to expand our portfolio in the field of immunotherapy and personalized medicine through partnerships and acquisitions.

How Ii-Key Works

The Ii-Key is a peptide derived from the major histocompatibility complex (MHC) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are ‘presented’ to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. An Ii-Key vaccine is made by linking a target epitope peptide with the Ii-Key molecule, which commandeers the MHC complex and presents the target to activate T cells and a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence. Ii-Key vaccines are designed with multiple target epitopes that regulate various parts of the immune response; Class II epitopes activate a CD4+ T Helper (TH1) cell response for long term immune memory; Class I epitopes activate a CD8+ “killer” T cell response to clear infected or malignant cells; B cell epitopes generate antibodies against the vaccine target. By incorporating all three epitope types into Ii-Key vaccines, we aim to create a Complete Vaccine that neutralizes infections with a targeted antibody response, rids the body of diseased cells, and provides long-term immune memory to prevent future infections or disease recurrence.

Ii-Key SARS-Cov-2 Vaccine

In response to the COVID-19 pandemic, we reactivated our infectious disease vaccine program using our proprietary, rapid vaccine development process to create an Ii-Key based SARS-CoV-2 coronavirus vaccine (the “Covid Vaccine”).

We have entered into the several research, development, and distribution agreements with international partners, which provide for the development and sale of the Covid Vaccine in the United States and abroad, as follows.

On October 5, 2020, the Company and its parent, Generex Biotechnology Corporation (“Generex”), entered into a Distribution and Licensing Agreement (the “Bintai Covid Agreement”) with Bintai Healthcare SDN BHD, a subsidiary of Bintai Kinden Corporation Berhad of Malaysia (“Bintai”) for the exclusive rights to distribute, sell, develop and commercialize the Covid Vaccine in Malaysia and South East Asia countries, with right of first refusal to commercialize the Covid Vaccine within New Zealand, Australia and the Global Halal markets. Bintai has paid $2,000,000 to us under the Bintai Agreement through a legal consultant in Malaysia who in turn has transmitted $1,500,000 to us. See “Business--Ii-Key SARS-Cov-2 Vaccine—Bintai Covid Agreement.”

On November 13, 2020, Generex, the Company, Beijing Youfeng International Consulting Co., Ltd (“Youfeng Consulting”), Chinese Centre for Disease Control and Prevention National Institute for Viral Disease Control and Prevention (the “Chinese CDC”) and Beijing Guoxin Haixiang Equity Investment Partnership (Limited Partnership) (“Guoxin” and together with Youfeng Consulting and the Chinese CDC, the “China Partners”) entered into the Ii-Key Innovative Vaccine Development Agreement (the “YouFeng Covid Agreement”) to set up a joint research team and a joint entity in China (the “Joint Entity”) that shall jointly develop and industrialize the Covid Vaccine in China. The Covid Agreement provides that the Company and Generex will provide the Joint Entity with (i) Ii-Key-SARS-CoV-2 technology; (ii) technical know-how; (iii) preclinical and clinical data and (iv) background material on the Ii-Key platform pertaining to its Ii-Key peptide vaccine technology (collectively, the “Covid Vaccine Technology”). Pursuant to the YouFeng Covid Agreement, the Company and Generex provided the Joint Entity with a perpetual sole and exclusive license to use the Covid Vaccine Technology in China. Beijing Youfeng Biological Technology Co. LTD was subsequently formed in China as the Joint Entity (“Beijing YouFeng”). Currently, the Company and Generex have been paid $5,100,000 by Beijing YouFeng or its affiliates in connection with the YouFeng Covid Agreement. Beijing YouFeng is in the process of obtaining approval from the Chinese regulatory authorities for commercialization of the Covid Vaccine in China. We expect to execute a separate license agreement with Beijing YouFeng for the development and sale of the Covid Vaccine in China and in other countries.

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The Company and Generex have entered into an intercompany agreement pursuant to which the Company receives 90% and Generex receives 10% of the proceeds from the Bintai Covid Agreement and the YouFeng Covid Agreement. See “Certain Relationships and Related Party Transactions--Generex.”

Ii-Key Swine Flu Vaccine

On November 13, 2020 the Company, Generex and the China Partners entered into the Ii-Key Innovative Flu Vaccine Development Agreement (the “Swine Flu Agreement”). Pursuant to the Swine Flu Agreement, the parties agreed that upon the successful development of the flu vaccine (the “Swine Flu Vaccine”) and receipt of approval from the Chinese National Medical Products Administration (“NMPA”) for the product launch, Beijing YouFeng shall have a sole and exclusive world-wide license for swine flu and shall pay the Company and Generex a license fee of $2.5 million less certain costs estimated at $500,000. YouFeng has agreed to amend the agreement to also provide for royalties of $0.50 per dose distributed by Beijing YouFeng. See Business—Ii-Key Swine Flu Vaccine--The Swine Flu Agreement.”

The Company and Generex have entered into an intercompany agreement pursuant to which the Company receives 90% and Generex receives 10% of the proceeds from the Swine Flu Agreement. See “Certain Relationships and Related Party Transactions--Generex.”

AE37 – Ii-Key/HER2/neu Immunotherapeutic Vaccine

We are currently developing AE37 (Ii-Key-HER2/neu peptide immunotherapeutic vaccine) for the treatment of breast cancer, which is our only ongoing clinical development project at this time. Additionally we have licensed patents related to AE37 for the development of effective treatments for prostate cancer to Shenzhen BioScien Pharmaceuticals Co., Ltd., (“Shenzhen”) as further described below. We also plan in the future to continue previous research and development or conduct new research and development of AE37 for the treatment of prostate cancer, bladder cancer and other cancers as described below. In addition to research and development related to the treatment of cancer, the Company has conducted research and development of the Ii-Key immune system activation technology with respect to the development of vaccines for certain viruses as described below. In 2005 and 2006, the company conducted a Phase I trial of AE37 in breast cancer. NGIO has also conducted a Phase II trial of AE37 for prevention of recurrence of breast cancer. The company is currently working with the National Surgical Bowel & Breast Project (NSABP) to conduct a Phase II trial of AE37 in combination with Merck’s Keytruda (pembrolizumab) for the treatment of triple negative breast cancer.

We are a Delaware corporation that was founded on October 8, 1993 and formerly known as Antigen Express, Inc. All of our capital stock was acquired by our Parent in August of 2003. As of May 20, 2021, Generex owns approximately [*]% of our common stock. Through the Parent’s ownership of [*] shares of our Class A Common Stock and 100,000 shares of Series A Super Voting Preferred Stock (the Series A Preferred Stock), which are entitled to 3,000 per share, Generex has [*]% voting control over us.

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Summary of the Offering

Securities offered by us	5,555,556 Units, each Unit consists of (a) one share of Class B Common Stock, (b) one Series A Warrant to purchase one share of Class B Common Stock at an exercise price equal to $[*] per share, exercisable until the fifth anniversary of the issuance date, and (c) one Series B Warrant to purchase one share of Class B Common Stock at an exercise price equal to $[*] per share, exercisable until the fifth anniversary of the issuance date and subject to certain adjustment and cashless exercise provisions as described herein shares. The Units will not contain any shares of Class A Common Stock.

Price per Unit	The assumed initial public purchase price is $9.00 per Unit. The actual number of Units we will offer will be determined based on the actual public offering price.

Over-Allotment option	We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 833,333 additional shares of common stock at a price of $8.98 and/or Series A Warrants to purchase up to an aggregate of $833,333 shares of common stock at a price of $0.01 per share and Series B Warrants to purchase up to an aggregate of 8,33,333 shares of common stock at a price of $0.01, in any combinations thereof, less underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any. See “Underwriting” for additional information regarding the over-allotment option.

Class B Common Stock outstanding prior to the offering (1)	None.

Class B Common Stock to be outstanding after the offering (2)	5,555,556 (6,388,889 shares if the underwriters exercise their option to purchase additional shares in full).

Class B Common Stock Liquidation Preference:	If we liquidate, dissolve or wind up, holders of the Class B Common Stock will have the right to receive $11.00 per share before any payment is made to the holders of our Class A Common Stock. Please see the section of this prospectus entitled “Description of Securities—Class B Common Stock—Liquidation Preference

Proposed Nasdaq Listing of our Common Stock	In connection with this offering, we will apply to have our Class B Common Stock listed on the Nasdaq Capital Market under the symbol “NGIO,” which listing is a condition to this offering

No Listing for Purchase Warrants	There is no established public trading market for the Purchase Warrants and we will not seek to list them.

Use of Proceeds	We currently intend to use the net proceeds to us from this offering to hire additional employees, including executive officers and sales professionals and for general corporate purposes, including working capital and sales and marketing activities. See the section of this prospectus titled “Use of Proceeds” beginning on page 24.

Underwriters’ warrants	Upon the closing of this offering, we have agreed to issue to Dawson James Securities, Inc., as representative of the underwriters, warrants, that will expire on the fifth anniversary of the effective date of this offering, entitling the representative to purchase 5% of the number of shares of Class B Common Stock sold in this offering (excluding shares of Class B Common Stock sold to cover over-allotments, if any). The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the common shares issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Lock-up agreements	Our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any shares of Class B Common Stock for 180 days following the effective date of the registration statement for this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 12 of this prospectus before deciding whether or not to invest in shares of our common stock/

(1) As of May 20, 2021.

(2) Unless we indicate otherwise, all information in this prospectus is based on no shares of Class B Common Stock outstanding as of May 20, 2021 and excludes, as of such date shares of Class B Common Stock issuable upon exercise of any Purchase Warrants.

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Recent Developments

The Bintai Covid Agreement. On October 5, 2020, the Company and Generex entered into the “Bintai Agreement with Bintai for the exclusive rights to distribute, sell, develop and commercialize the Covid Vaccine in Malaysia and South East Asia countries, with right of first refusal to commercialize the Covid Vaccine within New Zealand, Australia and the Global Halal markets. Currently, the Company and Generex have received $2,000,000 in payments under the Bintai Agreement. See Business—Ii-Key SARS-Cov-2 Vaccine--The Bintai Covid Agreement.”

The YouFeng Covid Agreement. On November 13, 2020, Generex, the Company and the Chinese Partners entered into the “YouFeng Covid Agreement to set up the Joint Entity (which is now Beijing YouFeng) that shall jointly develop and industrialize the Covid Vaccine in China. The Covid Agreement provides that the Company and Generex will provide Beijing YouFeng with Covid Vaccine Technology. Pursuant to the YouFeng Covid Agreement, the Company and Generex provided Beijing YouFeng with a perpetual sole and exclusive license to use the Covid Vaccine Technology in China. Currently, the Company and Generex have been paid $5,100,000 by Beijing YouFeng or its affiliates in connection with the YouFeng Covid Agreement. Beijing YouFeng is in the process of obtaining approval from the Chinese regulatory authorities for commercialization of the Covid Vaccine in China. We expect to execute a separate license agreement with Beijing YouFeng for the development and sale of the Covid in China and in other countries. See Business—Ii-Key SARS-Cov-2 Vaccine--The YouFeng Covid Agreement.”

The Swine Flu Agreement. On November 13, 2020 Generex and the China Partners entered into the Ii-Key Innovative Flu Vaccine Development Agreement (the “Swine Flu Agreement”). Pursuant to the Swine Flu Agreement, the parties agreed that upon the successful development of the Swine Flu Vaccine and receipt of approval from the NMPA for the product launch, the Joint Entity shall have a sole and exclusive world-wide license for swine flu and shall pay the Company and Generex a license fee of $2.5 million less certain costs estimated at $500,000. YouFeng has agreed to amend the agreement to also provide for royalties of $0.50 per dose distributed by Beijing YouFeng. See Business—Ii-Key Swine Flu Vaccine--The Swine Flu Agreement.”

Super Voting Preferred Stock. On February 2, 2021 we exchanged with Generex 100,000 shares of our Series A Super Voting Preferred Stock (the “Super Voting Preferred Stock’) for 300,000,000 shares of our Class A Common Stock. As a result, Generex owned [*] shares of our Class A Common Stock and 100,000 shares of our Super Voting Preferred Stock. Generex’s voting control over us remained unchanged at [*]% as the Super Voting Preferred Stock entitles the holder to 3,000 votes per share and votes with the Common Stock on all matters submitted to the stockholders for a vote.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Corporate Information

Our principal offices are located at 10102 USA Today Way, Miramar, Florida 33025. Our telephone number is (416) 364-2551 and our Internet address is www.nugenerexio.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to our Financial Condition

We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our operations to date have consumed substantial amounts of cash and we have sustained negative cash flows from our operations for the last several years. We will require future additional capital infusions including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. However, there can be no assurances that we will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or product candidates that we would otherwise seek to develop or commercialize. Our failure to raise capital when needed could materially harm our business, financial condition and results of operations.

We have a history of losses and will incur additional losses.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront research and development expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval or be commercially viable. We are a clinical stage biopharmaceutical company with limited operating history. We have not completed our Phase II clinical trials and no assurances can be given that when, if ever, we will be able to. As a result, we have not yet demonstrated an ability to obtain regulatory approvals, manufacture a commercial-scale drug or technology or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. We may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown difficulties in achieving our business objectives. We have no product approved for commercial sale and have not generated any product revenues to date, and we continue to incur significant research and development and other expenses related to our ongoing operations.

To date, we have not been profitable and our accumulated net loss available to shareholders was $(42,243,993) at January 31, 2021. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. In order to commercialize our technology, we will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for any new product candidates we discover, in-license, or acquire. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future. We may never achieve profitability.

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Our disclosure controls and procedures and internal controls over financial reporting may not be effective in future periods as a result of existing or newly identified material weaknesses in internal controls.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be adversely impacted, we could fail to meet our reporting obligations, and our business and stock price could be adversely affected.

Our research and development and commercialization efforts may depend on domestic and foreign government approvals or entering into agreements with corporate collaborators.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products. We may be unable to achieve commercialization of any of our products until we obtain a large pharmaceutical partner to assist us in such commercialization efforts. To date, we have entered into agreements with Bintai and the Chinese Partners for the development and sale of our Covid Vaccine, an agreement with the Chinese Partners for the development and sale of the Swine Flu Vaccine and a collaborative development program with Merck to evaluate our immunotherapeutic peptide vaccine AE37 in combination with Merck’s Keytruda for the treatment of triple negative breast cancer in a phase II clinical trial, however, our receipt of future payments under the agreements with Bintai or the Chinese Partners is dependent on governmental approval of the applicable vaccines and the collaboration only involves the donation of Keytruda for the clinical trial, and any future financial commitment from Merck for a co-development arrangement is dependent on the successful completion of the trial. There is no guarantee that the results of the trial will be positive, or that Merck will continue the collaboration with financial support.

Additionally, we have out-licensed AE37 for the immunotherapeutic treatment of prostate cancer to Shenzhen Bioscien (“Shenzhen”), a Chinese biopharmaceutical company that has agreed to fund the development of AE37 for prostate cancer through a clinical development program conducted under ICH guidelines that would allow global registration of the AE37 product in the prostate cancer indication. The development deal includes upfront and milestone payments to us, together with a double-digit royalty on sales of AE37 in China in exchange for the rights to AE37 for prostate cancer treatment in China, with the ex-China global rights remaining with us. Though Shenzhen has made an upfront payment of $700,000 to us, there is no guarantee we will complete phase II or phase III clinical trials and receive milestone payments or they will continue to fulfill their contractual obligations to advance the clinical development of AE37 for prostate cancer. Further, there is no guarantee that AE37 will prove to be safe and efficacious for the treatment of prostate cancer, or that the product will be approved by regulatory authorities.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history. We do not expect to become profitable in the near future, and we may never achieve profitability. Unused losses generally are available to be carried forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change taxable income or taxes may be limited. As a result, our ability to use our pre-change NOLs to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

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Generex’s voting control will limit or preclude our stockholders’ ability to influence corporate matters, including the election of directors, any merger, consolidation or other major corporate transaction requiring stockholder approval, which may negatively impact your liquidity and/or your gain on your investment.

Generex will own at least 60.6% of our Common Stock after the completion of this offering and combined with 300,000,000 million votes provided by its 100,000 shares of Super Voting Preferred Stock, it will have 91.1% of the voting control over us after the offering. As a result, Generex will be able to control the management and affairs of our company and any matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Class B Common Stock. This concentration of ownership may not be in the best interests of our other stockholders.

Risks Related to our Business

We are at an early stage of development, and although our technology is promising, it is not yet proven and may not be able to successfully commercialize products for a number of reasons.

We have no products on the market and all of our product candidates are in the early stages of development. There is no guarantee that these product candidates will be shown to be safe and efficacious for the prevention or treatment of disease. If the Company is able to complete the requisite research and development, of which there is no assurance, it will still be several years, if ever, before the Company is able to create and develop products which have any commercial viability.

The Company’s technologies and products under development require significant, time-consuming and costly research, development, pre-clinical studies, clinical testing, regulatory approval and significant additional investment prior to their commercialization, which, again, may never actually occur. Further, there can be no assurance that the Company’s research and development programs will be successful; that its products, if created, will exhibit the expected biological results in humans, prove to be safe and efficacious, obtain the required regulatory approvals, demonstrate substantial therapeutic benefit, be commercialized on a timely basis or at all, experience no design or manufacturing problems, be manufactured on a large scale, be economical to market; or that the Company or its prospective collaborators (if any) will be successful in obtaining market acceptance of any products or that they will generate any revenue.

We may not be able to unlock the intrinsic value of our historical development pipeline, because we may encounter difficulties in financing and operating our commercial development programs successfully.

As we advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities, and may need to further contract with third parties to provide these capabilities. As our operations expand, we likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers, and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of our management and other personnel. We must be able to: manage our development efforts effectively; recruit and train sales and marketing personnel; manage our participation in the clinical trials in which our product candidates are involved effectively; and improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure.

If we enter into arrangements with third parties to perform sales, marketing, or distribution services, any product revenues that we receive, or the profitability of these product revenues to us, are likely to be lower than if we were to market and sell any products that we develop without the involvement of these third parties. In addition, we may not be successful in entering into arrangements with third parties to sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

Future business combinations or acquisitions may be difficult to integrate, which could cause us to shift our attention away from our primary business and its operations.

We may pursue future business combinations with other companies or strategic acquisitions of complementary businesses, product lines, or technologies. There can be no assurance that such acquisitions will be available at all, nor on terms acceptable to us. These transactions may require additional capital, which may increase our indebtedness or outstanding shares, resulting in a dilution to our stockholders or a reduction in working capital. The inability to obtain such future capital may inhibit our growth and operating results. Integration of acquisitions or additional products can be costly, time-consuming, and complicated which could significantly impact operating results. Furthermore, the integration of any acquisition may disproportionally divert our executive team’s time and resources from our primary business and its operations. We may sell some or all of our product lines to other companies or we may agree to merge with another company. There can be no assurance that future transactions will ultimately benefit us. If we face difficulty integrating future acquisitions or if our executive team’s attention is diverted, our future results of operations may negatively impact our business, results of operations, and financial condition.

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If the statutes and regulations in our industry change, our business could be adversely affected.

The U.S. healthcare industry has undergone significant changes designed to improve patient safety, improve clinical outcomes, and increase access to medical care. These changes include enactments and repeals of various healthcare related laws and regulation. Our operations and economic viability may be adversely affected by the changes in such regulations, including: (i) federal and state fraud and abuse laws; (ii) federal and state anti-kickback statutes; (iii) federal and state false claims laws; (iv) federal and state self-referral laws; (v) state restrictions on fee splitting; (vi) laws regarding the privacy and confidentiality of patient information; and (vii) other laws and government regulations.

If there are changes in laws, regulations, or administrative or judicial interpretations, we may have to change our business practices, or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition, and results of operations.

Failure to attract and retain sufficient numbers of qualified personnel could also impede our growth.

If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition. The evolving nature of our business and rapid changes in the healthcare industry make it difficult to anticipate the nature and amount of medical reimbursements, third-party private payments, and participation in certain government programs and thus to reliably predict our future growth and operating results. Our growth strategy may incur significant costs, which could adversely affect our financial condition. Our growth by strategic transactions strategy involves significant costs, including financial advisory, legal and accounting fees, and may include additional costs for items such as fairness opinions and severance payments. These costs could put a strain on our cash flows, which in turn could adversely affect our overall financial condition.

Our lack of operating experience may cause us difficulty in managing our growth.

The Company has limited experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process, selling pharmaceutical products, or negotiating, establishing and maintaining strategic relationships. Any growth of the Company will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain the Company’s operational, managerial and financial resources.

We must comply with Environmental and Occupational Safety and Health Administration Regulations

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

The FDA regulates the manufacturers and suppliers of the products that we sell, market, manufacture, and distribute, and regulatory compliance is costly and could contribute to delays in the availability of our products.

Under FDA regulations, we are subject to the same FDA regulation as the manufacturers and suppliers to whom we distribute. These regulations govern (i) the manufacturing and processing of cellular and tissue products; (ii) the introduction of new medical devices; (iii) the observance of certain standards with respect to the design, manufacturing, testing, labeling, promotion, and sales of the devices; (iv) the maintenance of certain records; (v) the ability to track devices; (vi) the reporting of potential product defects; (vii) the importing and exporting of devices; and (viii) various other matters. Furthermore, manufacturers that create the products we market face an increasing amount of scrutiny and compliance costs as more states implement regulations governing medical devices and Biologics. In addition, we are subject to ongoing compliance concerning our 510(k) Approvals, as well as potential on-site inspections by the FDA. Being found in violation and failing to correct an FDA compliance issue could potentially result in product recall, product seizure, or the de-listing of our products with 510(k) Approval. These types of FDA regulations could affect many of the products we market, impacting our revenues and profitability, results of operations, and working capital.

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Future regulatory action remains uncertain.

We operate in a highly regulated and evolving environment with rigorous regulatory enforcement. Any legal or regulatory action could be time-consuming and costly. If we or the manufacturers or distributors that supply our products fail to comply with all applicable laws, standards, and regulations, action by the FDA or other regulatory agencies could result in significant restrictions, including restrictions on the marketing or use of the products we sell or the withdrawal of the products we sell from the market. Any such restrictions or withdrawals could materially affect our reputation, business and operations.

U.S. federal and state governmental regulation could restrict our ability to sell our products.

Our business is subject to highly complex and evolving regulatory and licensing requirements that are subject to uncertainty, rapid change, differing interpretations, and rigorous regulatory enforcement. Failure to comply with such regulatory requirements may result in civil or criminal penalties, including the loss of licenses or the exclusion from future participation in government healthcare programs. There can be no assurance that federal or state regulatory or enforcement authorities will not investigate or challenge our current or future activities under these laws. Any state or federal regulatory or enforcement review of us, regardless of the outcome, would be costly and time consuming. Additionally, we cannot predict the impact of any changes in these laws, whether these changes are retroactive or will affect our Company on a going-forward basis only. Any investigation or challenge could have a material adverse effect on our reputation, business, financial condition, and results of operations.

The FDA and similar state authorities require us to list and register certain products, because we are a distributor, marketer, specification developer and repackager/relabeler and manufacturer for FDA-regulated products.

If we are successful in executing our business plan, we will be a distributor, marketer, and specification developer and repackager/relabeler of FDA-regulated products, and as such we may be subject to independent requirements to register and list certain products. We may be required to obtain state licensure or certifications and may be subject to inspections, in addition to complying with derivative requirements applicable to the manufacturers of the products we market. Failure to comply with such applicable requirements could result in a wide variety of enforcement actions, ranging from warning letters to more severe sanctions, such as significant costly fines and civil penalties, operating restrictions, injunctions, and criminal prosecutions, all of which could adversely impact our business.

Our industry is highly competitive, and our product candidates may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies, and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical, and human resources than we do. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Our competitors may succeed in obtaining regulatory approval for their products more rapidly than we do. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. We are aware of potential competitors developing products similar to our AE37 product candidates. Our competitors may succeed in developing products that are more effective and/or cost competitive than those we are developing, or that would render our product candidates less competitive or even obsolete. In addition, one or more of our competitors may achieve product commercialization or patent protection earlier than we do, which could materially adversely affect our business.

Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates or those that are in-licensed, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial, and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management, and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also cause us to miss valuable opportunities.

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If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates, and expect to continue to do so for the foreseeable future. We rely heavily on these parties for successful execution of our clinical trials. Nonetheless, we are responsible for confirming that each of our clinical trials is conducted in accordance with the FDA’s requirements and our general investigational plan and protocol.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate, and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval, and commercialization of our product candidates or result in enforcement action against us.

Cyber security breaches of us or our third party vendors could cause If the systems that we use to conduct research and development or store data from such research and development experience security breaches, we may incur significant liabilities, and our reputation and business may be harmed.

We or our third-party vendors may experience cyber-security and other breach incidents that remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched, we or our third-party vendors may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our or our third-party vendors’ security occurs, or if we or our third-party vendors are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose important rearch and development data, which could harm our business.

Risks Related to Our Intellectual Property

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The pharmaceutical industries are characterized by extensive intellectual property litigation and, from time to time, we may become the subject of claims of infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category.

We depend extensively on our patents and proprietary technology and the patents and we must protect those assets in order to preserve our business.

Although we expect to seek patent protection for any compounds, devices, biologics, systems, and processes we discover and/or for any specific use we discover for new or previously known compounds, devices, biologics, systems, or processes, any or all of which may not be subject to effective patent protection. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We are the exclusive licensee, sole assignee or co-assignee of numerous granted United States patents, pending United States patent applications and international patents. The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

Moreover, because some of the basic research relating to one or more of our patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or in connection with patents to which we hold licenses or in bringing suit to protect our own patents against infringement.

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Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication, and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Several of our currently issued patents have expired or will expire in the next twelve months.

Also, because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation, we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

General Risks

The COVID-19 coronavirus could adversely impact our business, including our clinical trials.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to over 150 countries and every state in the United States.  On January 30, 2020, the World Health Organization declared the outbreak of coronavirus a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, including in China, where we have given a license for intellectual property as described under the heading “Business-- AE37 – Ii-Key/HER2/neu Hybrid Immunotherapeutic Vaccine,” which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

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The COVID-19 pandemic has impacted our workforce and depending on the length of the continued spread in the United States and other countries, we may experience disruptions that could severely impact our business and clinical trials, including:

•	limitation of company operations, including work from home policies and office closures;

•	one or more key officers and/or employees could be personally affected by the virus;

•	delays or difficulties in receiving deliveries of critical experimental materials;

•	delays or difficulties in enrolling patients in our clinical trials;

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•	interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines;

•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others; and

•	limitations in employee resources that would otherwise be focused on our business, including the conduct of our clinical trials, such as because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

•	Delaying our licensing partners development plans.

The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

General economic conditions may adversely affect demand for our products and services.

Poor or deteriorating economic conditions in the U.S. could adversely affect the demand for healthcare services and consequently, the demand for our products and services. Poor economic conditions also could lead our suppliers to offer less favorable terms of purchase, which would negatively affect our cash flows and profitability. These and other possible consequences of financial and economic decline could have material adverse effect on our business, results of operations, and financial condition.

We operate our business in regions subject to natural disasters and other catastrophic events, and any disruption to our business resulting from natural disasters would adversely affect our revenue and results of operations.

We operate our business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes, and other catastrophic events. Any natural disaster could adversely affect our ability to conduct business and provide products and services to our customers, and the insurance we maintain may not be adequate to cover our losses resulting from any business interruption resulting from a natural disaster or other catastrophic event

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Although we have an ethics and anti-corruption policy in place, and have no knowledge or reason to know of any practices by our employees, agents, or distributors that could be construed as in violation of such policies, our business includes sales of products to countries where there is or may be widespread corruption.

We have a policy in place prohibiting employees, distributors and agents from engaging in corrupt business practices, including activities prohibited by the United States Foreign Corrupt Practices Act. Nevertheless, because we work through independent sales agents and distributors outside the United States, we do not have control over the day-to-day activities of such independent agents and distributors. In addition, in the donor-funded markets in Africa where we may sell our products, there is significant oversight from the President’s Emergency Plan for AIDS Relief, or PEPFAR, the Global Fund, and advisory committees comprised of technical experts concerning the development and establishment of national testing protocols. This is a process that includes an overall assessment of a product which includes extensive product performance evaluations including five active collaborations and manufacturer’s quality systems, as well as price and delivery.

We depend heavily on our executive officers, directors, and principal consultants and the loss of their services would materially harm our business.

We believe that our success depends, and will likely continue to depend, upon our ability to retain the services of our current executive officers, directors, principal consultants and others. In addition, we have established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on our business.

Risks related to ownership of our Class B Common Stock

The sale or issuance of our Class A Common Stock to Oasis may cause dilution and the sale of the shares of Class A Common Stock acquired by Oasis, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On July 14, 2020, we entered into a purchase agreement (the “Oasis Purchase Agreement”) with Oasis Capital, LLC (“Oasis”), pursuant to which Oasis has committed to purchase up to $50,000,000 of our Class A Common Stock, subject to certain conditions, such as the Class A Common stock being listed on a national exchange.

If the Class A Common Stock is ever listed on a national exchange, the purchase price for the shares that we may sell to Oasis under the Oasis Purchase Agreement will fluctuate based on the market price and trading volume of our Class A Common Stock. Depending on market liquidity at the time, sales of such shares may cause the market price of our Class B Common Stock to fall.

Sales of our Class A Common Stock, if any, to Oasis will depend upon market conditions and other factors to be determined by us. As such, Oasis may ultimately purchase all, some or none of the shares of our Class A Common Stock that may be sold pursuant to the Oasis Purchase Agreement and, after it has acquired shares, Oasis may sell all, some or none of those shares. Therefore, sales to Oasis by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Class A Common Stock to Oasis, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $0.37 per share, based on the assumed public offering price of $9.00 per Unit. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Additional offerings of our Common Stock in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of Common Stock or securities convertible or exercisable for shares of Common Stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

If an active trading market for our Class B Common Stock does develop, the market price of our Class B Common Stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

If an active trading market for our Class B Common Stock does develop, the market price of our Class B Common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our Class B Common Stock, including, without limitation, the risks discussed elsewhere in this “Risk Factors” section and:

•	actual or anticipated fluctuations in our operating results, financial condition or asset quality;

•	changes in economic or business conditions;

•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve;

•	publication of research reports about us, our competitors or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or the cessation of coverage;

•	operating and stock price performance of companies that investors deem comparable to us;

•	additional or anticipated sales of our Class B Common Stock or other securities by us, a selling stockholder or our other existing shareholders;

•	additions, departures or inability to retain of key personnel;

•	perceptions and speculations in the marketplace regarding our competitors or us;

•	price and volume fluctuations in the overall stock market from time to time;

•	litigation involving us, our industry or both;

•	investigations by regulators into our operations or those of our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us;

•	other economic, competitive, governmental, regulatory or technological factors affecting our operations, pricing, products and services; and

•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for biotechnology stocks have experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our Class B Common Stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our Class B Common Stock, which could make it difficult to sell your shares at the volume, prices and times desired.

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In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We do not intend to pay cash dividends on our Class B Common Stock for the foreseeable future.

We have paid no cash dividends on our Common Stock to date and we do not anticipate paying any cash dividends to holders of our Class B Common Stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a cash dividend can further affect the market value of our Class B Common Stock and could significantly affect the value of any investment in the Company.

A stockholder owns approximately 63.4% of our Common Stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

Generex owns approximately 63.4% of our outstanding Class A Common Stock and has 91% of the voting control over us through its ownership of 64,153,151 shares of Common Stock and 100,000 shares of Super Voting Preferred Stock and we will be considered a “controlled company” under the rules of The Nasdaq Stock Market LLC, Generex will have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares. Generex may have interests different from yours.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

We are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In addition, upon closing of this offering, we will be required to comply with the rules of The Nasdaq Capital Market and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class B Common Stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class B Common Stock less attractive because we may rely on these exemptions. If some investors find our Class B Common Stock less attractive as a result, there may be a less active trading market for our Class B Common Stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Risks Related to this Offering

The public price of our Class B Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

The initial public offering price for the shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. The market price of our Class B Common Stock may decline below the initial offering price, and you may not be able to sell your shares of our Class B Common Stock at or above the price you paid in the offering, or at all. Following this Offering, the public price of our Class B Common Stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our Class B Common Stock.

After the closing of this offering, we must meet certain financial and liquidity criteria to maintain our listing on Nasdaq. If we violate the maintenance requirements for continued listing of our Class B Common Stock, our Class B Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class B Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class B Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class B Common Stock. In addition, the delisting of our Class B Common Stock could significantly impair our ability to raise capital.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Class B Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of Class B Common Stock.

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and we may not use the proceeds successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of securities in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we will use the proceeds in a way that does not yield a favorable, or any, return for you.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $45,840,004 (or approximately $49,520,004 if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the Units by us in this offering, based on an assumed public offering price of $9.00 per Unit, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds that we receive in this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, except as set forth in this prospectus.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Covid Vaccine Research & Development	$1,925,000
Ii-Key Vaccine Manufacturing	$2,974,500
Covid Vaccine Clinical Trials	$20,325,589
Payable to Generex for R&D and Manufacturing costs for the Covid Vaccine	$4,500,000
AE37 Clinical Trials	$11,681,523
Operations	$3,545,542
G&A	$887,850
Net proceeds	$45,840,004

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The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Class B Common Stock is not listed on any stock exchange or over-the-counter market or quotation system. There is currently no active trading market in our Class B Common Stock. We have applied to have our Class B Common Stock listed on the Nasdaq Capital Market under the symbol “NGIO” which listing is a condition to this offering. For more information see the section “Risk Factors.”

As of May 20, 2020, we have 101,196,670 shares of our Common Stock issued and outstanding.

DIVIDEND POLICY

We have no present intention of paying cash dividends on our Class B Common Stock in the foreseeable future.

DILUTION

If you invest in our Units, your interest in our Class B Common Stock will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our Units and the pro forma net tangible book value per share of our Common Stock after giving effect to this offering.

Our pro forma net tangible book value as of January 31, 2021 was $(6,612,130) or $(0.07) per share of Common Stock, based upon 100,300,000(1) shares outstanding. After giving effect to the sale of the Units in this offering at the assumed public offering price of $9.00 per share (without assigning any value to the warrants), at January 31, 2021, after deducting underwriter’s discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at January 31, 2021 would have been approximately $39,227,874, or $0.37  per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.44 per share to our existing stockholders, and an immediate dilution of $8.63 per share to investors purchasing Units in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per Unit paid by purchasers of Units in this offering and the pro forma net tangible book value per share of our Common Stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing Units in the offering:

Assumed public offering price per Unit	$9.00
Pro forma net tangible book value per share as of January 31, 2021	$(0.07)
Increase in net tangible book value per share attributable to this offering	$0.44
Pro forma as adjusted net tangible book value per share after this offering	$0.37
Dilution in pro forma net tangible book value per share to new investors	$8.63

(1) Gives effect to the share exchange between the Company and Generex that occurred on February 2, 2021, whereby Generex exchanged 300,000,000 shares of its Company common stock for 100,000 shares of Super Voting Preferred Stock and the subsequent cancellation of those 300,000,000 shares.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of January 31, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of 5,555,556 Units in this offering (assuming the sale of the maximum offering amount) at an assumed offering price of $9.00 per Unit, after deducting underwriter’s fees and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with ‘‘Use of Proceeds’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our financial statements and related notes thereto included in this prospectus.

	As of January 31, 2021 (Actual)	As of January 31, 2021 (As adjusted)(1)
Cash and cash equivalents	$—	$45,840,004
Stockholders’ equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, actual, 25,000,000 shares authorized, as adjusted, 0 share issued and outstanding, actual, 100,000 shares issued and outstanding, as adjusted	$0	$100
Common Stock $0.001 par value, 750,000,000 shares authorized, actual, 235,000,000 shares authorized, as adjusted, 400,300,000 shares issued and outstanding actual, 100,300,000, as adjusted	$400,300	$100,300
Class B Common Stock, $0.001 par value, 0 shares authorized, actual, 500,000,000 shares authorized, as adjusted, 0 shares issued and outstanding actual, 5,555,556 shares issued, as adjusted		$5,556
Additional paid-in capital	$32,231,563	$81,365,911
Accumulated deficit	$(42,243,993)	$(42,243,993)
Total stockholders’ deficit	$(6,612,130)	$39,227,874

(1) Gives effect to the share exchange between the Company and Generex that occurred on February 2, 2021, whereby Generex exchanged 300,000,000 shares of its Company common stock for 100,000 shares of Super Voting Preferred Stock and the subsequent cancellation of those 300,000,000 shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page 7 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

We are an immuno-oncology company focused on the regulation of the immune system to treat cancer and infectious diseases. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. With the Ii-Key vaccine technology, we are able to activate the immune system against target molecules, whether those targets are tumor associated antigens (TAAs) in cancer cells, or viral or bacterial proteins in infectious disease pathogens. Through our 20+ year history of research and development, we have developed Ii-Key vaccines that target the immune system against TAAs and infectious disease pathogens, including. our lead product candidate, AE37 (Ii-Key-HER-2/neu) that is in Phase 2 clinical trials for HER-2 associated cancers, including breast, pancreatic, and bladder cancer. A Phase 2b trial of AE37 in breast cancer demonstrated a statistically significant benefit in disease free survival for women with advanced, low-HER-2 cancer; a Phase I trial of AE37 in prostate cancer demonstrated long-term immune memory responses three years after vaccination. We are currently conducting a Phase 2 trial of AE37 in combination with pembrolizumab (Merck’s Keytruda) for the treatment of triple negative breast cancer. We are poised to initiate clinical trials with AE37 in combination with checkpoint inhibitors in prostate and bladder cancers, augmenting our continuing work in breast cancer.

Our other oncology product is Ii-Key-GP100 for melanoma that has been tested in a comprehensive pre-clinical program and is Phase I ready.

In addition to our work in immune-oncology, we have utilized the Ii-Key technology to rapidly develop vaccines against emerging pandemic threats. We have also conducted extensive research on infectious disease vaccines and conducted a Phase I study of Ii-Key-H1 for bird flu (H5N1) before that outbreak was contained. The Ii-Key bird flu vaccine also has application for swine flu (H1N1) using the exact same target sequence for both influenza virus strains.

We have plans to not only advance the Ii-Key platform vaccine technology, but also to expand our portfolio in the field of immunotherapy and personalized medicine through partnerships and acquisitions.

The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the three and six months ended January 31, 2021 and 2020.

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Results of Operations

Three months ended January 31, 2021 compared to Three months ended January 31, 2020

We reported a net loss of $2,081,761 and $292,367 for the three-month periods ended January 31, 2021 and January 31, 2020, respectively, reflecting an increase in the reported net loss of $1,789,394. The increase in the net loss resulted from a $40,848 increase in interest expense, an increase of $1,334,419 in research and development expense and an increase of $414,127 in general and administrative expenses.

We incurred an overall increase of $414,127 in general and administrative expenses for the three months ended January 31, 2021 versus the prior period primarily due to professional fees, which accounted for approximately $86,149 of the increase that were related to consulting. The Company also incurred $151,342 of accounting fees in relation to regulatory reporting and $204,414 of executive compensation.

We incurred an overall increase of $1,334,419 in research and development expenses for the three months ending January 31, 2021 versus the comparative period. Considering the total increase, $129,869 is attributable to retain regulatory experts to provide strategic and operational regulatory input for the Company’s Ii-Key-SARS-CoV-2 peptide vaccine development program, including gap analysis, pre-IND meeting and IND authoring, publication and FDA submission. The Company enlisted the assistance of certain consultants for monitoring and data analysis, which incurred expenses amounting to $488,075. The Company also incurred expenses testing the Ii-Key-SARS-CoV-2 Peptide Vaccine and laboratory testing and analysis Company engaged a consultant to provide services for individual studies and projects, which include synthetic process development, chemical synthesis, analytical method development and analysis of peptides and any other services relating to chemistry services for the amount of $342,260 The Company incurred expenses from a consultant of $104,108 for the evaluation of immunogenicity of synthetic Ii-Key-SARS-CoV-2 prophylactic peptide vaccines. Lastly, the Company incurred expenses of $98,636 for the manufacture of GMP material and perform a stability study.

Our interest expense for the three months ended January 31, 2021 increased by $40,848 compared to the three months ended January 31, 2020 due to the additional principal resulting from the compounding of interest accrued on the payable to Foundation.

Six months ended January 31, 2021 compared to Six months ended January 31, 2020

We reported a net loss of $3,820,296 and $755,631 for the six-month periods, ended January 31, 2021 and January 31, 2020, respectively. The increase in the net loss resulted from a $79,912 increase in interest expense, an increase of $1,976,298 in research and development expense and an increase of $988,445 in general and administrative expenses.

We incurred an overall increase of $988,455 in general and administrative expenses for the six months ended January 31, 2021 versus the prior period due to professional fees, which accounted for approximately $627,625 of the increase. Of this $627,625, $500,000 is attributable for consulting services in connection with obtaining regulatory approval for our Ii-Key-SARS-CoV-2 Peptide Vaccine in Malaysia. The Company also incurred $167,342 of accounting fees in relation to regulatory reporting and $204,414 of executive compensation. The Company has estimated and allocated certain expenses based on resources provided by Generex Biotechnology to the Company.

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We incurred an overall increase of $1,976,298 regarding research and development expenses for the six months ending January 31, 2021 versus the comparative period. Considering the total increase, $195,466 is attributable to retain regulatory experts to provide strategic and operational regulatory input for the Company’s Ii-Key-SARS-CoV-2 peptide vaccine development program, including gap analysis, pre-IND meeting and IND authoring, publication and FDA submission. The Company enlisted the assistance of certain consultants for monitoring and data analysis, which incurred expenses amounting to $1,050,138. The Company also incurred expenses testing the Ii-Key-SARS-CoV-2 Peptide Vaccine and laboratory testing and analysis Company engaged a consultant to provide services for individual studies and projects, which include synthetic process development, chemical synthesis, analytical method development and analysis of peptides and any other services relating to chemistry services for the amount of $513,389. The Company incurred expenses from a consultant of $104,108 for the evaluation of immunogenicity of synthetic Ii-Key-SARS-CoV-2 prophylactic peptide vaccines. Lastly, the Company incurred expenses of $109,821 for the manufacture of GMP material and perform a stability study.

Our interest expense for the six months ended January 31, 2021 increased by $79,912 compared to the six months ended January 31, 2020 due to the additional principal resulting from the compounding of interest accrued on the payable to Foundation.

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Financial Condition, Liquidity and Resources

COVID-19

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should continue to worsen, we may experience disruptions to our business including, but not limited disruptions of our ongoing clinical trials and the operations of our partners.

While we expect delays in research and development, the extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Sources of Liquidity

To date, we have financed our activities primarily through capital contributions from Generex, our majority shareholder. Generex in the past has raised capital for our operations through private placements of Generex common stock, securities convertible into Generex common stock, and investor loans. We will require additional funds to support our working capital requirements and any development or other activities or will need to curtail its research and development and other planned activities or suspend operations. The Company will rely both on financing from third parties and from Generex, which may sell shares of our Common Stock, to fund our operations, development, and other activities.

As a public company, NGIO will begin to incur costs for corporate activities such as executives, corporate accounting for external reporting, and investor relations.

As of May 20, 2021, our cash position is not sufficient for twelve months of operations. Generex has financed our activities to date. Our cash balances have been deminimus throughout fiscal 2021.

Management may seek to meet all or some of our operating cash flow requirements through financing activities, such as public or private placement of our Common Stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities.

In addition, management is actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities, and potential strategic partners.

We will continue to require substantial funds to continue research and development, including preclinical studies and clinical trials of our product candidates, further clinical trials for AE37 and to commence sales and marketing efforts if the FDA or other regulatory approvals are obtained.  Currently, the phase II clinical study using AE37 in combination with pembrolizumab (Keytruda ®) for treatment of metastatic triple negative breast cancer and li-Key research for vaccines are our only ongoing research and development projects in this regard, we have committed to provide the NASBP Foundation, Inc. financial support for clinical research using AE37 in combination with pembrolizumab (Keytruda ®) up to $2,118,461 upon NASBP achieving certain milestones. As of January 31, 2021, we have incurred $692,063 against this commitment.

Cash Flows for the Six Months ended January 31, 2021

For the six months ended January 31, 2021, we used $84 in cash from operating activities. There were no cash flows from financing or investing activities. The use for operating activities included a net loss of $3,820,296 and an increase in interest payable to the foundation of $488,424, and an increase in accounts payable and accrued expenses of $3,331,788, of which $3,049,389 is attributable to expenses paid by the parent company.

Cash Flows for the Six Months ended January 31, 2020

For the six months ended January 31, 2020, we used $215 in cash from operating activities. There were no cash flows from financing or investing activities. The use for operating activities included a net loss of $775,631, an increase in interest payable to the foundation of $408,512 and an increase in accounts payable and accrued expenses of $366,904, of which $29,700 was attributable to expenses paid by the parent company.

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BUSINESS

We are an immuno-oncology company focused on the regulation of the immune system to treat cancer and infectious diseases. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. With the Ii-Key vaccine technology, we are able to activate the immune system against target molecules, whether those targets are tumor associated antigens (TAAs) in cancer cells, or viral or bacterial proteins in infectious disease pathogens. Through our more than 20 year history of research and development, we have developed Ii-Key vaccines that target the immune system against TAAs and infectious disease pathogens, including. our lead product candidate, AE37 (Ii-Key-HER-2/neu) that is in Phase 2 clinical trials for HER-2 associated cancers, including breast, pancreatic, and bladder cancer. A Phase 2b trial of AE37 in breast cancer demonstrated a statistically significant benefit in disease free survival for women with advanced, low-HER-2 cancer; a Phase I trial of AE37 in prostate cancer demonstrated long-term immune memory responses three years after vaccination. We are currently conducting a Phase 2 trial of AE37 in combination with pembrolizumab (Merck’s Keytruda) for the treatment of triple negative breast cancer. We are poised to initiate clinical trials with AE37 in combination with checkpoint inhibitors in prostate and bladder cancers, augmenting our continuing work in breast cancer.

Our other oncology product is Ii-Key-GP100 for melanoma that has been tested in a comprehensive pre-clinical program and is Phase I ready.

In addition to our work in immune-oncology, we have utilized the Ii-Key technology to rapidly develop vaccines against emerging pandemic threats. We have also conducted extensive research on infectious disease vaccines and conducted a Phase I study of Ii-Key-H1 for bird flu (H5N1) before that outbreak was contained. The Ii-Key bird flu vaccine also has application for swine flu (H1N1) using the exact same target sequence for both influenza virus strains.

We have plans to not only advance the Ii-Key platform vaccine technology, but also to expand our portfolio in the field of immunotherapy and personalized medicine through partnerships and acquisitions.

AE37 – Ii-Key/HER2/neu Immunotherapeutic Vaccine

NGIO is currently developing AE37 (Ii-Key-HER2/neu peptide immunotherapeutic vaccine) for the treatment of breast cancer, which is our only ongoing clinical development project in oncology. Additionally, NGIO has licensed patents related to AE37 for the development of effective treatments for prostate cancer to Shenzhen BioScien Pharmaceuticals Co., Ltd., (“Shenzhen”) as further described below. We also plan in the future to continue previous research and development and conduct new research and development of AE37 for the treatment of prostate cancer, bladder cancer and other cancers as described below. The company has conducted a Phase I trial of AE37 in breast cancer, a Phase Ib trial in prostate cancer with long term follow-up, and a Phase IIb outcomes trial for prevention of recurrence of breast cancer. The company is currently working with the National Surgical Bowel & Breast Project (NSABP) to conduct a Phase II trial of AE37 in combination with Merck’s Keytruda (pembrolizumab) for the treatment of triple negative breast cancer. Details of the AE37 clinical trials are provided in the following paragraphs

Our most advanced immunotherapy vaccine candidate is AE37, which incorporates a HER2/neu antigenic peptide linked to the Ii-Key to enhance immune stimulation against HER2, which is expressed in numerous cancers, including breast, prostate, and bladder cancers. Our primary focus has been on breast cancer. In 2006 we completed a Phase I clinical trial of AE37 in breast cancer, including a phase Ib safety and immunology study of AE37 in combination with GM-CSF in 16 breast cancer patients who had completed all first-line therapies and who were disease-free at the time of enrollment to the study (Holmes et al. Results of the first Phase I clinical trial of the novel Ii-Key preventive HER-2/neu peptide (AE37) vaccine. J Clin Oncol 2008;26:3426-33). The subjects of the trial were given intradermally 500 micrograms of AE37 and 125 micrograms of GM-CSF or 1000 micrograms AE37 without GM-CSF. The phase I trial was conducted by Dr. George Peoples, MD from 2005 through 2006 at the Walter Reed Army Medical Center in Washington D.C. Based on the Peer-Reviewed article, “Results of the First Phase I Clinical Trial of the Novel Ii-Key Preventive HER-2/neu Peptide (AE37) Vaccine (for breast cancer),” published in the Journal of Clinical Oncology on July 10, 2008, the Company believes that both the primary endpoint of safety and the secondary endpoint of immunogenicity were achieved. However, further clinical trials are needed to confirm such results. No serious adverse events were reported in this trial.

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In April of 2007 we commenced patient enrollment for a Phase II trial of AE37 in combination with GM-CSF on 300 patients with respect to the prevention of cancer recurrence in women who were at high risk of recurrence after undergoing successful primary standard of care breast cancer therapies and were disease free at time of enrollment (the “Phase II Trial”). The Phase II Trial was completed in 2016 and preliminary results of the Phase II Trial were published in 2016 by Elizabeth A. Mittendorf, MD, F.A.C.S. (Annals of Oncology 27: Published online March 30, 2016). The Phase II Trial was officially concluded with site close-out and database lock in November of 2019. The trial was conducted by Dr. Mittendorf and co-investigators at 14 sites both in the US and Europe.  The subjects of the trial were given intradermally 500 micrograms of AE37 combined with 125 micrograms GM-CSF.  The results of the Phase II Trial were published on April 22, 2020 in the Peer-Reviewed journal, Breast Cancer Research & Treatment (the “Peer-Reviewed Publication”). In the AE37 arm of this trial, the investigators found that patients with advanced stage, HER2 low-expression, and triple negative breast cancer may benefit from AE37 vaccination, and those with both advanced stage and low HER2 expression have a significant clinical benefit to AE37 vaccination, demonstrating earlier DFS plateau may be maintained for up to the ten years of follow-up. There were two serious adverse events in the Phase II Trial. There was a grade 3 serious adverse event reported for a patient in the GM-CSF arm of the trial that had a drop in ejection fraction from 50% to 45% more than two months after completion of protocol treatments. It was noted that the patient had received one full year of Herceptin adjuvant treatment prior to starting on any protocol treatments, and had reported a similar ejection fraction decline episode while on Herceptin treatment. Another patient in the Phase II Trial had serious, unexpected grade 2 bladder pain that the investigator considered serious. The investigators concluded in the Peer-Reviewed publication that the similar toxicity profiles between the AE37/GM-CSF treatment and GM-CSF alone control groups indicate that the majority of the toxicity can be attributed to the immunoadjuvant, GM-CSF. The Peer-Reviewed Publication stated that the Phase II Trial did not achieve statistical significance in meeting the primary endpoint of prevention of disease recurrence in the study population. However, further clinical trials are needed to confirm such results. The study population included 155 patients who were previously treated with Herceptin and in those patients no benefits were reported. The Peer-Reviewed Publication stated that for 78 patients in the study group with advanced disease and low HER2 expression, AE37 demonstrated a statistically significant positive effect on disease free survival. The Peer-Reviewed Publication reported that in the triple negative population, 6 of the 7 treated patients were alive after 10 years, whereas all 11 patients who were treated with a placebo died within the same time frame. The Peer-Reviewed Publication stated that the Phase II Trial achieved the primary safety endpoint. However, further clinical trials are needed to confirm such results.

Given the rise of FDA approvals in the immunotherapy space, the Company decided to pursue the further development of AE37 in combination with the newly approved immune checkpoint inhibitors, which are drugs that enable the body’s immune system to detect tumors that the immune system would not otherwise be able to detect. The Company believes that by combining AE37 with checkpoint inhibitors such as Keytruda®, AE37 can theoretically direct the immune system to attack target tumors and therefore can be tested in the initial stage of cancer treatment instead of being tested as a vaccine against recurrence of cancer, which requires extensive wait times in clinical trials to determine whether or not cancer has reoccurred. The Company believes that this strategy should decrease the length of time for its Phase II trials of AE37, however there can be no assurance that using this strategy will result in shorter lengths of time for AE37 Phase II clinicals.

Based on the preliminary results from the Phase II Trial, NGIO entered into a Clinical Trial Collaboration and Supply Agreement (the “Collaboration Agreement”) on June 28, 2017 with Merck Sharpe & Dohme B.V. (“Merck”) to evaluate the safety and efficacy of AE37 in combination with the anti-PD-1 therapy, pembrolizumab (KEYTRUDA®) in patients with metastatic triple-negative breast cancer. Since then, the Company has initiated the study at 5 clinical research sites, and completed the first 3-patient safety cohort to allow for expanded enrollment. The Phase II trial began enrolling patients in September of 2019, and is expected to enroll 29 patients. The SARS-CoV-2 epidemic temporarily paused enrollment, however, patient screening and enrollment will continue once the pandemic subsides. The Collaboration Agreement provides for NGIO to sponsor the study and to make the regulatory filings for approval of the trial. Merck will supply NGIO with Keytruda® for the trial. NGIO will provide its AE37 cancer vaccine and will generally be responsible for the costs of the trial. All Clinical Data shall be jointly owned by NGIO and Merck. Merck and NGIO assigned to each other an undivided one-half interest in, to and under the Clinical Data. The trial will require additional funding estimated at roughly $1.5 million over the next three years. In connection with the Collaboration Agreement, on November 20, 2018, NGIO entered into a Clinical Trial Agreement (the “Clinical Trial Agreement”) with NSABP Foundation, Inc. (“NSABP”), which provides for NSABP conducting a Phase II clinical trial on the safety and efficacy of AE37 in combination with KEYTRUDA (pembrolizumab) as described above, which NGIO will sponsor. NGIO has also signed a Pharmacovigilance Agreement among Merck, NSABP and NGIO to ensure the clinical monitoring of the trial.

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The Phase II clinical trial conducted pursuant to the Collaboration Agreement and the Clinical Trial Agreement will have a Simon two-stage design. In Stage I (safety cohort), 13 patients will receive combination therapy of AE37 vaccine (without granulocyte macrophage-colony stimulating factor GM-CSF adjuvant) 1000 micrograms in two split intradermal injections on Day 1 of cycles 1 through 5 and pembrolizumab 200 mg intravenous infusion (IV) given Day 1 of each cycle for 2 years (1 cycle equals 21 days). As the clinical trial continues, NGIO will be obligated to pay NSABP, pursuant to the Clinical Trial Agreement, additional amounts during each completed phase in the increments and at the times set forth in the agreement in four primary phases: Start-Up Activities, Accrual and Treatment Period, Follow-up Period and Primary Endpoint. The future payments required under the Clinical Trial Agreement will be funded through financings and the proceeds received from a licensing agreement with Shenzhen described below.  All Clinical Data shall be jointly owned by NGIO and Merck.

The Collaboration Agreement terminates after the completion of the related Phase II clinical trial. The Collaboration Agreement may also be terminated by any party for material breaches of the agreement by the other party, patient safety concerns, regulatory reasons or by Merck if it believes KEYTRUDA is being used in an unsafe manner.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the Phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns, if the manufacture of a drug used in the Phase II clinical trial has been exhausted or (ii) by NSABP if we fail to pay NSABP an undisputed amount under the Clinical Trial Agreement.

The Company decided to pursue the further development of AE37 in combination with the newly approved immune checkpoint inhibitors, which are drugs that enable the body’s immune system to detect tumors, that the immune system would not otherwise be able to detect. The Company believes that by combining AE37 with checkpoint inhibitors such as Keytruda, AE37 can theoretically direct the immune system to attack target tumors and therefore can be tested in the initial stage of cancer treatment instead of being tested as a vaccine against recurrence of cancer, which requires extensive wait times in Phase II trials to determine whether or not cancer has reoccurred. The Company believes that this strategy should decrease the length of time for its Phase II trials of AE37, however there can be no assurance that using this strategy will result in shorter lengths of time for AE37 Phase II clinicals.

In addition to the breast cancer program, NGIO completed a Phase I clinical trial of AE37 in combination with GM-CSF in prostate cancer in April of 2009. This Phase I trial commenced in November of 2007 and enrolled thirty-two HER-2/neu+, castrate-sensitive, and castrate-resistant prostate cancer patients to demonstrate safety and strong immunological response to AE37. The trial was administered by Dr. Sonya Perez, MD and Dr. Anastastios Thanos, MD, PhD at the Saint Savas Cancer Hospital in Athens, Greece (EudraCT 2007-000934-38). The study’s primary endpoints were to assess toxicity and observe patients’ immune responses to the vaccine. Immunologic responses in the total patient population were monitored by delayed-type hypersensitivity and IFN-γ ELISpot assay and intracellular staining. Regulatory T-cell frequency and plasma HER2/neu and TGF-β levels were also determined. Immunologic response was additionally studied among sets of patients with various clinical characteristics. Local/systemic toxicities were analyzed throughout the study.

Thirty-two HER2/neu+ patients with castrate-sensitive or castrate-resistant prostate cancer were enrolled. Of these, 29 patients completed 6 vaccination cycles with AE37. No toxicities were observed in excess of grade 2.

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The outcomes of a T cell assay (IFN-γ–based ELISpot) demonstrated that 75% of patients developed augmented immunity to the AE37 vaccine and 65% developed augmented immunity to the unmodified AE36 peptide. AE37 was shown, by intracellular IFN-γ analyses to elicit both CD4+ and CD8+ T-cell responses. Significant decreases were also detected in circulating regulatory T-cell frequencies, plasma HER2/neu, and serum TGF-β levels. After vaccination, better immunologic responses were observed in patients with less extensive disease.

Both the primary endpoint of safety and the secondary endpoint of immunogenicity were achieved. There were no serious adverse events.

A follow analysis up of prostate cancer patients vaccinated with AE37 demonstrated that the Ii-key-HER2/neu vaccine generated long-term immunologic memory, as measured by T cell assay, three years after vaccination.

In summary, the AE37 vaccine was able to induce HER2/neu-specific cellular immune responses in patients with castrate-sensitive or castrate-resistant prostate cancer and was well tolerated.

We are advancing AE37 for the treatment of prostate cancer and plan to initiate Phase II clinical trials in the U.S. upon successful completion of the offering.

In addition to the U.S. development effort, we are advancing AE37 in prostate cancer through a License and Research Agreement (the “License Agreement”) dated November 29, 2017 with Shenzhen Bioscien Pharmaceuticals Company Ltd. of Guangdong, China (Shenzhen). Under the License Agreement, NGIO granted Shenzhen an exclusive license (the “License”) to use NGIO’s patents, know-how, data and other intellectual property relating to NGIO’s AE37 peptide to develop and sell products for the prevention and treatment of prostate cancer in China (including Taiwan, Hong Kong and Macau). In exchange for exclusive rights to AE37 for prostate cancer in China, Shenzen is financing and conducting the Phase II and Phase III trials globally under International Commission on Harmonization (“ICH”) guidelines, with us retaining the rights to all clinical data for regulatory submissions and commercialization in the rest of the world outside China. Further, Shenzhen has agreed, inter alia, to the following financial consideration:

•	a $700,000 non-refundable initial payment;
•	milestone payments of $1,000,000 each upon completion of Phase II and Phase III studies;
•	a milestone payment of $2,000,000 upon regulatory approval of a product covered by the License; and
•	a 10% royalty on net sales, provided the patents are in force and there are no approved generic equivalents.
•	royalties can be reduced to a floor of 4.0% in certain circumstances if the licensed patents do not cover a licensed product.

Shenzhen, generally, will be responsible for conducting clinical trials, securing Chinese regulatory approvals, and marketing in China for all products developed under the License Agreement.

The License Agreement terminates upon the later to occur of (x) the expiration of the last to expire licensed patent under the License Agreement and (y) the fifteenth (15th) anniversary of the first approved sale of a licensed product by Shenzhen in China (including Taiwan, Hong Kong and Macau). The License Agreement may also be terminated (i) by any party to the agreement generally upon the bankruptcy or insolvency of the other party or if the other party materially breaches the License Agreement or (ii) by Shenzhen any time after eighteen (18) months from the License Agreement’s effective date upon sixty (60) days’ notice to NGIO. Unless Shenzhen terminates the License Agreement pursuant to clause (y)(ii) above, or we terminate the agreement pursuant to clause (y)(i) above, Shenzhen may sell any licensed products existing at the time of termination for twelve (12) months after such termination. No other royalties shall be payable after the termination of the License Agreement other than royalties that have accrued and are unpaid as of the date of termination.

In regard to commercialization of AE37 in cancer there are typically over 20 science-based valuation points based on critical and significant positive data. At each of these points NGIO can either raise the capital to proceed with the development on its own or enter into a partnership with a a major pharmaceutical company that have approved checkpoint inhibitors and other potentially synergistic immunotherapies. There are currently six pharmaceutical companies with approved checkpoint inhibitor products on the market. There is no assurance that we will be able to achieve any valuation points or that we can raise capital or partner with a major pharmaceutical company to continue develop AE 37 for cancer treatment. It is expected that FDA approval will take from 5 to 7 years, provided the funding is available to complete Phase III registration trials and the filing of a New Drug Application (“NDA”).

We plan to continue the development of AE37 for breast, prostate and other cancers including bladder cancer. Upon funding we plan to initiate Phase II trials of AE37 in prostate and bladder cancer. Discussions on confidential trial design and conduct are ongoing.

In addition to the Ii-Key immunotherapy clinical program in cancer, NGIO has conducted a Phase I clinical trial of an Ii-Key-H5N1 peptide vaccine for avian influenza. The trial was conducted by Dr. Alexander Abdelnoor, MD in 2007 and 2008 in Lebanon at the Lebanese Canadian Hospital, enrolling 120 subjects who were randomized to receive intramuscularly 500 micrograms of Ii-Key peptide vaccine or placebo. Ten Ii-Key-H5N1 epitope peptides were tested for safety and immunogenicity (10 subjects per cohort). The trial demonstrated the safety and measured T-Cell responses to the Ii-Key peptides. After the Phase I trial was completed, however, interest in the avian influenza vaccine waned because the virus disappeared before becoming a serious global pandemic. The pandemic flu research program was discontinued following the swine flu scare, which faded into the background ten years ago.

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According to a published report in the Journal of Health Economics from Tufts University for the Study of Drug Development, developing a new prescription medicine that gains marketing approval is estimated to cost drug makers $1.4 billion in out-of-pocket costs. Furthermore, the estimated cost of post-approval research and development is $312 million. Research and development costs include studies to test new indications, new formulations, new dosage strength and regimens, and to monitor safety and long-term side effects in patients as required by the FDA as a condition of approval.

Given this market environment, and the early stage of development for our Ii-Key immunotherapeutic peptide vaccines, we are focused on developing our product candidates through Phase II proof of concept trials, with the expectation that positive Phase II data will lead to a partnership or joint venture agreement with a major pharmaceutical company that is positioned, financially, operationally, and commercially to bring a drug through the regulatory process and into the market with a successful drug launch. To that end, we do not currently plan to bring the products to market, but rather pursue a partnership opportunity with development milestones, licensing fees, and royalties, as is common throughout the biotechnology industry. Each product candidate will require between $15 and $50 million to complete the clinical development and manufacturing process that will be needed to obtain such partnerships and we cannot predict when, if at all, we will obtain such funding and even if such funding is obtained we cannot guarantee that we will be able to enter into the partnerships or joint ventures discussed above.

The primary research and development costs incurred by NGIO during the year ending July 31, 2020 were $477,319 related to the costs for the Clinical Trial Agreement and activities of the Study being conducted by NASBP.

Clinical Development Plans for Ii-Key Immunotherapeutic Peptides

NGIO plans to expand its clinical development program to evaluate AE37 immunotherapeutic peptide in combination with immune checkpoint inhibitors for the treatment of prostate and bladder cancer in cooperation with a major oncology research center focused on the role of HER-2/neu in bladder and prostate cancer. The clinical & translational research program is designed to evaluate the ability of AE37 to activate a CD-4 response in conjunction with a checkpoint inhibitor and the effect of the combination therapy on the tumor microenvironment.

Additionally, NGIO plans to rebuild the company’s long-dormant melanoma program, which includes Ii-Key peptides for GP-100 and Tyrosinase (TYR). We are working with a long-term clinical advisor at the research institute to establish a translational research program that incorporates gene expression profiling, tumor microenvironment immunology, and clinical biomarker evaluation, coordinating with their newly established immuno-oncology clinical research center.

In addition to research and development related to the treatment of cancer, the Company has conducted research and development of the Ii-Key immune system activation technology with respect to the development of vaccines for pandemic viruses as described below.

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Ii-Key SARS-Cov-2 Vaccine

Background. To address the current COVID-19 pandemic, we have resurrected our pandemic research program (see “—Ii-Key Swine Flu Vaccine below) using our proprietary, patented Ii-Key immune system activation technology that holds promise for the rapid development of the Covid Vaccine. The plan includes the conduct of a clinical trial protocol with dose escalation, with and without adjuvant, followed by a Phase II/III trial using the target commercial dose and formulation. This master protocol design will be conducted with healthy adult volunteers followed by cohorts in different age and risk categories. The commercial development program will cost hundreds of millions of dollars, including manufacturing and scale-up, and it is estimated that it will take 12 to 18 months for completion, depending on FDA emergency regulatory decisions during the pandemic. To accomplish these goals, we have partnered with globally recognized industry leaders for each of the program’s key activities, to ensure world-class science, strategy and execution. Our objective is to provide big pharma companies and government funding agencies with every degree of confidence in the ability of our team to execute and mitigate program risks.

There is always uncertainty and risk associated with the development of any vaccine, medical treatment or therapy, but the continued development depends upon completing the trials under various collaboration agreements and associated potential commercialization of the product, FDA approval and/or licensing agreements.

Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

We believe our Covid Vaccine will can provide important improvements to the currently available SARS-Cov-2 vaccines. These vaccines have numerous challenges. On the clinical side, questions remain as to the long-term immunity offered by the vaccines, and the manufacturers have indicated that annual booster shots may be needed. The Ii-Key vaccines are designed to elicit long-term immune memory through activation of T cells through the mechanism of action of the Ii-Key interaction with and regulation of the immune system to produce a Complete Vaccine.

Distribution and storage of the current vaccines is a major problem, as the RNA and DNA vaccines require ultra-low temperatures, limiting distribution sites and requiring that unused vaccines be discarded if they are thawed and not administered within 24 hours. The Ii-Key-SARS-CoV-2 vaccine is a lyophilized powder that will enable distribution and storage at ambient temperatures, eliminating the need for cold-chain storage, and greatly enhancing the breadth of distribution, especially in global markets where cold-chain storage is not available. The commercial manufacturing process for a lyophilized Ii-Key-SARS-CoV-2 vaccine formulation has been completed, and the final Ii-Key COVID vaccine prototype is illustrated in Figure 1.

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Figure 1. Prototype Ii-Key-SARS-CoV-2 Vaccine

Engineering run 5/3/21

There are signs that the current vaccines can elicit adverse immune responses to the current vaccines, as highlighted by the recent regulatory holds on J&J and Astra-Zeneca vaccines due to blood clots. All of the current COVID-19 vaccines contain the entire spike protein, which has been shown to elicit a broad antibody response in COVID patients. However, 99% of those antibodies do not neutralize the virus, as demonstrated by the work of our partners at the University of California San Diego. These off-target, non-neutralizing antibodies may produce antibody dependent enhancement of disease (ADE) in COVID patients, and because the vaccines contain the entire spike protein, they may also trigger off-target, non-neutralizing antibody responses that can lead to the complications of COVID-19 disease. Plus, if annual booster shots are required with the current vaccines, the off-target effects may be exacerbated. The Ii-Key-SARS-CoV-2 vaccine is designed to include targeted and specific sequences from the SARS-CoV-2 virus that activate T cells and produce neutralizing antibody responses without inducing the off-target immune effects. Therefore, a single vaccination series with the targeted Ii-Key-SARS-CoV-2 vaccine not only offers a potentially safer alternative for primary vaccination, but it may also be the best alternative to replace the annual booster shot with the Ii-Key vaccine to reduce the possibility of additive off-target antibody responses and to confer long-term immune memory.

It has been widely reported that the SARS-CoV-2 virus, like all viruses, is mutating. Some of the mutational variants, with mutations that mainly in the occur in the virus spike protein, appear to have biological differences that may alter infectivity, transmission, and severity of infection.

Recent news has highlighted the mutational variants that are emerging in the UK, South Africa, New York, and Brazil. Note that the Ii-Key vaccine platform is built to address issues of mutation. First, there are 5 Ii-Key-SARS-CoV-2 peptides, each containing multiple epitopes in the vaccine formulation. So even if there is one mutation, the other epitopes will provide protection. Second, if a new strain emerges, we can rapidly make the new, mutant sequence with Ii-Key and add it to the current vaccine. This is the beauty of the ii-Key technology. Further, the epitopes selected by the computational algorithms exclude regions of the coronavirus that are susceptible to mutation, so we eliminate mutagenic regions from the start.

We have entered into the following agreements which provide for the development and sale of the Covid Vaccine in the United States and abroad.

The Bintai Covid Agreement. On October 5, 2020, Generex entered into the Bintai Agreement with Bintai, which provides Bintai for the exclusive rights to distribute, sell, develop and commercialize Vaccine in Malaysia and South East Asia countries, with right of first refusal to commercialize the Vaccine within the Bintai Territory. Pursuant to the Bintai Covid Agreement, Bintai is required to make the following payments:

1. $2,000,000 upon the execution of the Bintai Covid Agreement;

2. $625,000 prior to the commercialization stage; and

3. $10,000,000 upon commercialization of commercialization of the Vaccine

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In the event we fail to secure the necessary FDA approvals for the Covid Vaccine within 6 months or within an approved reasonable amount of time thereafter, from the execution of the Bintai Agreement and subsequently upon the request of Binatai, the Company and Generex is required to reimburse Bintai the USD$ 2,000,000.00 within 30 days upon demand from Bintai.

Bintai paid us and Generex $2,000,000, pursuant to the Bintai Covid Agreement, through our legal consultant in Malaysia. The legal consultant has transmitted $1,500,000 to the Company and Generex and we have instructed the legal consultant to provide us with the remining $500,000.

The YouFeng Covid Agreement. On November 13, 2020, Generex and the Chinese Partners entered into the YouFeng Covid Agreement to set up the Joint Entity, which shall jointly develop and industrialize the Covid Vaccine in China. The Covid Agreement provides that we will provide the Joint Entity with the Covid Vaccine Technology. Pursuant to the YouFeng Covid Agreement, the Company and Generex provided the Joint Entity with a perpetual sole and exclusive license to use the Covid Vaccine Technology in China. Beijing Youfeng was subsequently formed in China as the Joint Entity. Under the YouFeng Covid Agreement, Guoxin will provide the funding for the clinical development, manufacturing and commercial registration of the Vaccine for China and Beijing YouFeng will provide the Company and Generex with the following:

1. Licensing Fee: $5,000,000 upfront non-refundable fee due upon the execution of the Agreement.

2. Royalty Fee: Once the Vaccine comes on to market for the first commercial sale, then Beijing YouFeng shall:

a. Offer the Company 20% of the equity interests in Beijing YouFeng for no additional compensation; or

b. Make cash payments to the Company and Generex equal to $2 per dose distributed by YouFeng for the Covid Vaccine.

3. Equity Distributions: the net profits of Beijing YouFeng shall be paid first to collectively the Company and Generex until the Company and Generex receives $20 million, then the China Partners will receive the next $80 million in net profits from Beijing YouFeng and thereafter the Company and Generex collectively on one hand and the China Partners on the other will receive net profits from Beijing YouFeng in accordance with their pro-rated equity interests.

As of April 27, 2021, the Company and Generex have been paid $5,100,000 by Beijing YouFeng or its affiliates in connection with the YouFeng Covid Agreement.

YouFeng is in the process of obtaining approval from the Chinese regulatory authorities for commercialization of the Covid Vaccine in China. We expect to execute a separate license agreement with Beijing YouFeng for the development and sale of the Vaccine in China and in other countries.

If the Covid Vaccine fails in its clinical trials, the Company and Generex will compensate Beijing YouFeng through one of two methods:

1. Generex will grant Beijing YouFeng sole and exclusive use of its technology and related intellectual property in Excellagen for a license fee of $10 million less the $5 million paid to Generex pursuant to the Covid Agreement and the remaining $5 million will be paid to Generex following NMPA approval of Excellagen in China; or

2. Generex will grant the Beijing YouFeng with a sole and exclusive license for the whole Ii-Key platform which includes infectious diseases and cancer for a $50 million license fee less the $5 million license fee paid to Generex pursuant to the Covid Agreement.

Revenue Sharing Agreement. Pursuant to a Work, Cost and Fee Sharing Agreement dated February 19, 2021 between us and Generex (the “Revenue Sharing Agreement”) we are entitled to 90% and Generex 10% of the payments made under the Bintai Covid Agreement and the YouFeng Covid Agreement. Also, we will be entitled to all of the equity issued by Beijing YouFeng under the YouFeng Covid Agreement. See “Certain Relationships and Related Party Transactions--Generex.”

Ii-Key Swine Flu Vaccine

Background. In response to the bird flu (H5N1 avian influenza) outbreak in 2003, we developed an Ii-Key-H5 vaccine using a T cell epitope sequence from the hemagglutinin (H5) protein of the virus and advanced the program to conduct a Phase 1 human clinical trial that demonstrated safety and immune system activation against the vaccine. The bird flu outbreak was controlled before it became an epidemic, so the Ii-Key-H5 vaccine development program was idled, and the company focused its efforts on developing Ii-Key vaccines for immune-oncology applications. In 2009, a swine flu (H1 swine influenza) outbreak emerged in the United States, so we analyzed the sequences of the H1 hemagglutinin protein and discovered that the H5 epitope sequence of the bird flu and H1 sequence of the swine flu were 100% identical. We reinvigorated the Ii-Key influenza vaccine program and filed government grant applications to advance the Ii-Key-H1 development program. Again, that outbreak dissipated, and the commercial opportunity for the Ii-Key influenza vaccine faded.

In the last few years, a new swine flu, referred to as “G4” Eurasian (EA) avian-like H1N1 viruses has emerged in China. In response to this potentially pandemic virus, we are positioned to relaunch the Ii-Key-H1 influenza vaccine development program through our partnership in China. The goal of the swine flu vaccine program is to include Ii-Key-H1 as an additional component of the seasonal flu vaccine, thereby activating the immune system against the G4EA-H1N1 influenza strain for a T cell response that confers long term immune memory in addition to a protective antibody response, a Complete Vaccine™ for multi-strain influenza.

The Swine Flu Agreement. On November 13, 2020 Generex and the China Partners entered into the Swine Flu Agreement. Pursuant to the Swine Flu Agreement, the parties agreed that upon the successful development of the flu vaccine and receipt of approval from NMPA for the product launch, Beijing YouFeng shall have a sole and exclusive world-wide license for swine flu and shall pay Generex a license fee of $2.5 million less certain costs estimated at $500,000. YouFeng has agreed to amend the agreement to also provide for royalties of $0.50 per dose distributed by Beijing YouFeng.

Revenue Sharing Agreement. Pursuant the Revenue Sharing Agreement we are entitled to 90% and Generex 10% of the payments made under the Swine Flu Agreement. See “Certain Relationships and Related Party Transactions--Generex.”

Payments to Third-Parties

We are obligated to pay up to [50]% of our revenues from the Covid Vaccine to certain manufacturers and consultants in addition to the 10% of our revenue we are obligated to pay to Generex. Our revenue from other Ii-key based products may also be subject to the fees and commissions of third parties who provide services in connection with those products or transactions.

Intellectual Property

Platform Patents. The foundational “Platform Patents” for Ii-Key technology focus on methods of increasing the antigen-specific activation of CD4+ T cells. This cell type is a critical component of the immune system, involved both in the recognition of new pathogenic agents as well as in autoimmune syndromes. The first technology platform (Ii-Key) relates to a means for increasing the vaccine potency of virtually any protein and while the second (Ii-suppression) relates to generation of an effective cell-based vaccine (REH-2017-01, REH 2017-02).

Oncology Patents. This group of patents relate more specifically to the use of the platform technologies for generating anti-cancer vaccines. We have generated Ii-Key compounds specifically for patients with breast, prostate, bladder, melanoma and HPV-related cancers (AEX-2001, AEX-2006, AEX-2007).

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We hold five U.S. patents and one patent in Japan. The U.S. patent numbers are 7,935,350 (expiring November 3, 2022), 8,748,130 (expiring on December 10, 2025), 8,889,143 (expiring on May 18, 2026), 9,289,487 (expiring on September 22, 2027), 8,815,249 (expiring on February 26, 2026). Japan patent number is 5,707,326 (expiring September 1, 2029). These patents cover:

•	Compositions and Methods Related to Ii Technology
•	Ii peptides used for the enhancement of antigen presentation
•	Constructs for the expression of Ii-Key/antigen epitope fusion peptides
•	Ii-Key/antigen epitope fusion peptides
•	Methods for inhibiting Ii expression

We also have U.S. patents on the Ii-Key technology that have expired, we are in discussions with third parties to extend the patent coverage of the Ii-Key technology for cancer immunotherapy. The expiration dates of the immune-oncology applications of the Ii-Key technologies extend to 2031. The company is exploring the development of new immunotherapeutic peptide vaccines against additional tumor antigens, and plans to use computer algorithms to identify epitopes of tumor antigens that can be linked to the Ii-Key to develop new IP and products based on the Ii-Key platform technology.

We have recently submitted a provisional patent application with the U.S. Patent and Trademark Office (USPTO):

Multi-Targeting, Multi-Functional Selective Immune-Regulatory Ii-Key Peptide Vaccines For Prophylaxis and Long-Term Protection Against SARS-CoV-2 Infection and COVID-19 Disease Without Antibody Dependent Enhancement (ADE), and Related Compositions and Methods for the Design, Construction, Formulation and Use of Anti-SARS-CoV-2 Ii-Key Hybrid Peptide Vaccines (Serial No.: 63/130,822 File Date: 27 December 2020). This patent is expected to extend the Ii-Key IP portfolio through discovery of mechanisms of immune system regulation and demonstration thereof. We are engaged in a significant effort to expand the patent portfolio for Ii-Key in cancer and infectious disease, including the expansion of Ii-Key vaccine mechanisms of action as well as vaccine formulations that will provide long-term intellectual property protection.

We have also submitted a trademark application to the USPTO for The Complete Vaccine™ and expect this trademark to be granted.

Our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any of our pending patent applications will be granted, or that any patents which we own or obtain in the future will fully protect our position. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents which we hold or for which we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues.

We also rely on trade secrets and other unpatented proprietary information. We seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators.

The US Patent and Trademark Office (“PTO”) compensates patentees with additional patent in-force days if there are delays by the US PTO during prosecution. These additional days are called patent term adjustment (“PTA”) days and they allow a patentee to keep its patent in force after the expiration date of the patent for a period of time that the US PTO has provided as PTA.

In addition to patent protection, we plan to seek marketing exclusivity under other laws and regulations. Our success for preserving market exclusivity for our product candidate relies on our ability to obtain and maintain a regulatory period of data exclusivity for an approved biologic, currently 12 years from the date of marketing approval, obtaining orphan designation in the major markets and to preserve effective patent coverage. Once any regulatory period of data exclusivity expires, depending on the status of our patent coverage, we may not be able to prevent others from marketing and selling biosimilar versions of our product candidates. We are also dependent upon the diligence of third parties, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

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We may be unable to obtain, maintain and protect the intellectual property rights necessary to conduct our business, and we may be subject to claims that we infringe or otherwise violate the intellectual property rights of others, which could materially harm our business.

Seasonality

Our products and services are not subject to seasonality.

Competition

The major pharmaceutical companies, including Novartis, Inc., Bristol-Myers Squibb (and acquisition Celgene), Merck, Sanofi, and Pfizer, GlaxoSmithKline PLC, MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.). Moderna and others, also compete in the oncology, immunomedicine and vaccine markets. These companies have greater experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields and are considered to be our competitors. With significant research and development effort in the field, the cancer immunotherapy market has been forecasted to be $128.3 billion[1], $152.829 billion[2] and $173 billion[3] by the mid-2020’s.

While the size of the future market remains unknown, what is certain is that immuno-oncology is growing, and that its lead products enjoy blockbuster ($1 billion-plus/year in sales) status several times over. According to Genetic Engineering News (February 25, 2019), the biggest-selling cancer immunotherapies in 2018 were Celgene’s Revlimid (lenalidomide), which generated $9.685 billion; Opdivo® (nivolumab), which generated $7.570 billion, Merck’s Keytruda® (pembrolizumab), which generated $7.171 billion, Bristol-Myers Squibb, which generated $6.735 billion and Ono Pharmaceutical, which generated $835 million.

There are a limited number of commercialized products in the immunotherapy field, but that has not deterred the investment community, which recognizes the huge potential for cancer immunotherapy, and supplies hundreds of millions of dollars in development funding annually. According to the Cancer Research Institute, there are 3,394 immuno-oncology therapies in the current global development pipeline, with 1,287 of them in clinical studies. The major pharmaceutical companies have significant research and development efforts in the immuno-oncology field. NGIO has never received regulatory approval for a product candidate or had commercial sales.

As described in “Business Overview” above where we discuss certain clinical trials, NGIO has years of experience in cancer immunotherapy, having completed a Phase II clinical trial of the HER2/neu Ii-Key peptide vaccine AE37 for the prevention of breast cancer recurrence in over 300 women. The company has also conducted Phase I trials with AE37 in breast and prostate cancers and has conducted pre-clinical work to support additional peptide vaccines for the treatment of melanoma.

NGIO has a research agreement with Merck and is conducting a Phase II clinical trial of AE37 in combination with Keytruda for the treatment of triple negative breast cancer, a multi-billion market with significant medical need.

NGIO has licensed AE37 for the treatment of prostate cancer in China to Shenzhen Bioscien, a Chinese Pharmaceutical company. As part of the licensing agreement, Shezhen Bioscien is paying for the development of the immunotherapeutic vaccine and conducting the clinical trials under ICH guidelines. NGIO retains global rights to AE37 for the treatment of prostate cancer outside of China and has exclusive rights to the clinical trial data to support regulatory filings in the US, EU, Japan, and other ex-China markets.

With a late phase clinical asset, a research partnership with a major pharmaceutical company, a licensing deal with an international pharmaceutical company, and a pipeline of immunotherapeutic products, NGIO is positioned to become a participant in the immuno-oncology field.

Employees

As of the date of this registration statement, we had six full time employees, including Joseph Moscato, Chief Executive Officer; Eric von Hofe, President and Chief Scientific Officer; Mark Corrao, Interim Chief Financial Officer; Jason B. Terrell, MD, Chief Medical Officer; Richard Purcell, Executive Vice President of R&D and Anthony Crisci, Chief Legal Officer and Secretary. In the future, we plan to hire additional employees, including a Financial Controller, a business development executive, and support staff. In the meantime, we plan to continue utilizing key consultants and contractors for certain operations, such as finance and accounting, business development, clinical development, regulatory affairs, statistical consulting, and manufacturing. We believe our relationships with our employees and contractors are good.

Government Regulation and Product Approval

Our research and development activities and the manufacturing and marketing of our biologic, and pharmaceutical products are subject to extensive regulation by the FDA in the United States, Health Canada in Canada, the European Medicines Evaluation Agency in Europe, and comparable designated regulatory authorities in other countries. Among other things, extensive regulations require us to satisfy numerous conditions before we can bring products to market. While these regulations apply to all competitors in our industry, having a technology that is unique and novel extends the requisite review period by the various divisions within the FDA and other regulators. Also, other companies in our industry are not limited primarily to products which still need to be approved by government regulators, as we are now.

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If requisite regulatory approvals are not obtained and maintained, our business will be substantially harmed. In many cases, we expect that extant and prospective development partners will participate in the regulatory approval process. The following discussion summarizes the principal features of food and drug regulation in the United States and other countries as they affect our business.

United States. All aspects of our research, development and foreseeable commercial activities relating to biologic, and pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States. United States federal and state statutes and regulations govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. The regulatory approval process, including clinical trials, usually takes several years and requires the expenditure of substantial resources. If regulatory approval of a product is granted, the approval may include significant limitations on the uses for which the product may be marketed.

The steps required before a biologic or pharmaceutical product may be marketed in the United States include:

•	Conducting appropriate pre-clinical laboratory evaluations, including animal studies, in compliance with the FDA’s Good Laboratory Practice (“GLP”) requirements, to assess the potential safety and efficacy of the product, and to characterize and document the product’s chemistry, manufacturing controls, formulation and stability;

•	Submitting the results of these evaluations and tests to the FDA, along with manufacturing information, analytical data, and protocols for clinical studies, in an Investigational New Drug (“IND”) application, and receiving approval from the FDA that the clinical studies proposed under the IND are allowed to proceed;

•	Obtaining approval of Institutional Review Boards (“IRBs”) to administer the product to humans in clinical studies; conducting adequate and well-controlled human clinical trials in compliance with the FDA’s Good Clinical Practice (“GCP”) requirements that establish the safety and efficacy of the product candidate for the intended use;

•	Developing manufacturing processes which conform to the FDA’s current Good Manufacturing Practices (“cGMPs”), as confirmed by FDA inspection;

•	Submitting to the FDA the results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, in an NDA, FDA Section 510(K) application, PMA or Biologics License Application (“BLA”); and

•	Obtaining FDA approval of the NDA, BLA, PMA, or FDA Section 510(K) application, including inspection and approval of the product manufacturing facility as compliant with cGMP requirements, prior to any commercial sale or shipment of the pharmaceutical agent.

Quality and pre-clinical tests and studies include: laboratory evaluation of drug substance and drug product chemistry, formulation/manufacturing, and stability profiling, as well as a large number of animal studies to assess the potential safety and efficacy of each product.

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The results of the quality and pre-clinical tests/studies, in addition to any non-clinical pharmacology, are submitted to the FDA along with the initial clinical study protocol (see descriptive of process below) as part of the initial IND and are reviewed by the FDA before the commencement of human clinical trials. Unless the FDA objects to it, the IND becomes effective 30 days following its receipt by the FDA. The FDA reviews all protocols, protocol amendments, adverse event reports, study reports, and annual reports in connection with a new pharmacological product.

The IND for the Phase I clinical trial for breast cancer was filed and became effective in 2006 (IND #12229), and the Phase IIb Trial was conducted under the same IND. The original IND was sponsored by Dr. George Peoples, and the IND was subsequently transferred to NGIO on June 1, 2010. The Company has no current relationship with Dr. Peoples.

The IND for the Phase II trial of AE37 in combination with pembrolizumab (Merck’s Keytruda®) for treatment of triple negative breast cancer became effective in December 2018, and the trial is expected to continue enrolling patients through 2020. NSABP filed the IND on our behalf for this trial.

The Phase I clinical trial for prostate cancer conducted in 2007 took place in the European Union as described under “—Foreign Countries” below.

Clinical trials involve the administration of a new drug to humans under the supervision of qualified investigators. The protocols for the trials must be submitted to the FDA as part of the IND. Also, each clinical trial must be approved and conducted under the auspices of an IRB, which considers, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution conducting the clinical trials.

Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase I clinical trials test the drug on healthy human subjects for safety and other aspects, but usually not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes, to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. When a compound has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate and confirm clinical efficacy and to test for safety in an expanded patient population at clinical trial sites in different geographical locations. The FDA and other regulatory authorities require that the safety and efficacy of therapeutic product candidates be supported through at least two adequate and well-controlled Phase III clinical trials (known as “Pivotal Trials”). The successful completion of Phase III clinical trials is a mandatory step in the approval process for the manufacturing, marketing, and sale of products.

In the United States, the results of quality, pre-clinical studies and clinical trials, if successful, are submitted to the FDA in an NDA to seek approval to market and commercialize the drug product for a specified use. The NDA is far more specific than the IND and must also include proposed labeling and detailed technical sections based on the data collected. The FDA is governed by the Prescription Drug User Fee Act (“PDUFA”) regarding response time to the application, which is generally 12 months (and shorter for a priority application). It may deny a NDA if it believes that applicable regulatory criteria are not satisfied. The FDA also may require additional clarifications on the existing application or even additional testing for safety and efficacy of the drug. We cannot be sure that any of our proposed products will receive FDA approval. The multi-tiered approval process means that our products could fail to advance to subsequent steps without the requisite data, studies, and FDA approval along the way. Even if approved by the FDA, our products and the facilities used to manufacture our products will remain subject to review and periodic inspection by the FDA.

To supply drug products for use in the United States, foreign and domestic manufacturing facilities must be registered with, and approved by, the FDA. Manufacturing facilities must also comply with the FDA’s cGMPs, and such facilities are subject to periodic inspection by the FDA. Products manufactured outside the United States are inspected by regulatory authorities in those countries under agreements with the FDA.  To comply with cGMPs, manufacturers must expend substantial funds, time and effort in the area of production and quality control. The FDA stringently applies its regulatory standards for manufacturing. Discovery of previously unknown problems with respect to a product, manufacturer or facility may result in consequences with commercial significance. These include restrictions on the product, manufacturer or facility, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawals of the product from the market, product recalls, fines, injunctions and criminal prosecution.

One final hurdle that is closely associated with the cGMP inspections is the pre-approval inspection that the FDA carries out prior to the issuance of a marketing license. FDA inspectors combine cGMP compliance with a review of research and development documents that were used in the formal NDA. A close inspection of historic data is reviewed to confirm data and to demonstrate that a company has carried out the activities as presented in the NDA. This is generally a long inspection and requires a team of individuals from the Company to “host” the FDA inspector(s).

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Foreign Countries

Before we are permitted to market any of our products outside of the United States, those products will be subject to regulatory approval by foreign government agencies similar to the FDA. These requirements vary widely from country to country. Generally, however, no action can be taken to market any drug product in a country until an appropriate application has been submitted by a sponsor and approved by the regulatory authorities in that country. Again, similar to the FDA, each country will mandate a specific financial consideration for the Marketing Application dossiers being submitted. Although an important consideration, FDA approval does not assure approval by other regulatory authorities. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. The Canadian regulatory process is substantially similar to that of the United States. To date, we have received a number of foreign regulatory approvals for our product candidates, as listed below, however we are not manufacturing, marketing, nor distributing products in these regions based upon these approvals. There are no current plans to pursue these markets with these products, as we have redirected its efforts to more profitable business opportunities.

•	Applications were filed and approvals obtained in May 2007 for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs. This Phase I trial was completed in August 2009.

•	Applications were filed and approvals obtained on July 12, 2007 (EOS - Ethnikos Organismos Farmakon) and on November 12, 2007 (NEC – National Ethics Committee) for a Phase II breast cancer trial using AE37 +GM-CSF Vaccine versus GM-CSF Alone in HLA_A2- Node-Positive and High-Risk Node-Negative Breast Cancer Patients to Prevent Recurrence in Athens, Greece from the Hellenic Organization of Drugs. This Phase II trial was completed in 2016.

Environmental Compliance

Our research and development activities have involved the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations, particularly those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of hazardous biological materials. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with applicable environmental laws will have a material effect on us in the foreseeable future.

Legal Proceedings

We are not currently a party to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

Property

Our principal executive offices at 10102 USA Today Way, Suite 200 Miramar, FL 33025 are occupied under a lease executed by our parent Generex. We do not currently own any real estate.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of May 20, 2021.

Name	Position	Age
Executive Officers:
Joseph Moscato	Chief Executive Officer	57
Eric von Hofe, Ph.D	Chief Scientific Officer	62
Mark Corrao	Interim Chief Financial Officer	62
Dr. Jason B. Terrell, MD	Chief Medical Officer	48
Anthony Crisci, Esq., CPA	Chief Legal Officer and Secretary	50
Richard Purcell	Executive Vice President, R&D	61
Directors:
Dr. Craig Eagle, MD	Chairman of the Board	57
Joseph Moscato	Vice-Chairman	57
Richard Purcell	Director	61
Dr. Marvin Hausman, MD	Director	78
Carol Nacy, Ph.D	Director	72
Thomas Leonard, MPA	Director	46
Brian T. McGee	Director	59
Anthony Crisci, Esq.	Director	50

Joseph Moscato. Mr. Moscato is currently the Chief Executive Officer, President, and Chairman of the Board for Generex since January 2017.  Mr. Moscato has over 30 years of experience in healthcare, sales and marketing, distribution management, and finance.  Mr. Moscato brings his marketing and advertising acumen to drug discovery and diagnostic & treatment development and commercialization.  Since 2009, Mr. Moscato has been working as an exclusive consultant to the Company.  Mr. Moscato has originated and negotiated several licensing deals with the top biopharmaceutical companies; has advised on equity financings totaling over $300 million, and has implemented the broad strategic vision for the Company.  Mr. Moscato has worked and consulted for Pfizer in several capacities from sales and marketing to new drug discovery & development for licensing.  He has worked with other biopharmaceutical companies such as GlaxoSmithKline, Johnson & Johnson, Parke-Davis, Amgen and others.  Mr. Moscato has consulted for several healthcare focused private equity, hedge funds and family offices.

Mr. Moscato also owned several advertising and marketing agencies focused on media, entertainment, and healthcare with clients ranging from Motorola, Chadmoore Wireless, Nextel, Cannon, Sharp, GlaxoSmithKline, Pfizer, and other biopharmaceutical companies.  Mr. Moscato’s agency was acquired by William Douglas McAdams, one of the largest independent healthcare advertising and marketing agencies.

Mark Corrao. Mr. Corrao is currently the Chief Financial Officer, Treasurer for Generex since January 2017. Mr. Corrao has experience in financial management with a proven track record of raising capital and extraordinary bottom line management. He has been involved in the initial registration of numerous public companies and subsequent SEC quarterly and annual reporting and has developed, authored and presented numerous business plans and models inclusive of budgets, forecasts, cash flow, cash management and investment strategies. From 2012 to present he has affiliated with of The Mariner Group LLC, which merged with the CFO Squad, creating a much larger and diverse multi-talented organization. The CFO Squad is a financial and business advisory firm providing outsourced and part-time CFO services for emerging to midsized companies (both private and public) in a wide range of businesses and industries. He is the Chief Financial Officer for Kannalife, Inc., a pharmaceutical company specializing in the research and development of novel and new therapeutic agents designed to reduce oxidative stress and act as immune modulators and Neuroprotectants. From 2010-12, he served as Chief Financial Officer of New York Business Efficiency Experts, Inc. which provides professional services in the financial areas of accounting, taxation, auditing, venture capital and SEC registrations (reporting). He served as a Director and Chief Financial Officer for a manufacturer of proprietary software for the prevention of identity theft and the protection of computer systems from unauthorized access.

Eric von Hofe, Ph.D. Dr. von Hofe has extensive experience with technology development projects, including his previous position at Millennium Pharmaceuticals as Director of Programs & Operations, Discovery Research and is also President of Antigen Express. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in forty-eight articles in peer-reviewed journals, and he has been an inventor on four patents.

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Dr. Jason B. Terrell, MD. Dr. Terrell is also the Chief Scientific Officer and Chief Medical Officer of Generex, providing scientific and medical due diligence for partnerships and mergers/acquisitions, and providing clinical oversight for subsidiary operations and product development strategies. Since 2017, he has also served as Assistant Clinical Professor of Oncology, University of Texas at Austin Dell Medical School as an industry and clinical expert advisor to researchers, innovators, and entrepreneurs for accelerating the translation of innovations to health products for Texas Health Catalyst. Since 2017, he has also been Lead Independent Director and Non-Executive Chairman of Kiromic Biopharma Inc, providing guidance for corporate formation, business development, product development and commercialization strategies. Since 2016, Dr. Terrell has served as CEO and Chief Medical Officer for Volition America Inc. From 2010 to 2015 he was Corporate Medical Director for AnyLabTestNow, Dr. Terrell is a summa cum laude graduate from Hardin-Simmons University with a degree in Biochemistry. He graduated as recipient of the Holland Medal of Honor for the top graduate in the School of Science and Mathematics. Dr. Terrell was honored with the Hardin-Simmons University Outstanding Young Alumni Award and currently serves on the University’s Board of Development. Dr. Terrell attended The University of Texas School of Medicine in Houston and received General Medicine Internship and Pathology Residency training at the Texas Tech University Health Sciences Center.

Anthony S. Crisci, Esq., C.P.A. Mr. Crisci is currently the Chief Legal Officer for Generex since August 2019. Mr. Crisci is an attorney and certified public accountant with over twenty (20) years of experience in tax, accounting, finance, corporate, health care and employee benefit matters. Mr. Crisci has built a stellar career as a business legal executive across a number of regulated industries.

From November 2018, Mr. Crisci was Corporate Counsel for Generex and remains as the Chief Administrative Officer and Chief Legal Counsel for Generex’s wholly owned subsidiary, NuGenerex Distribution Solutions, where he oversees business, accounting, and legal matters for NuGenerex’s distribution enterprise. Most recently, Mr. Crisci was General Counsel, COO, CFO, and Controller for a publicly traded holding company, specializing in financial services and technology software companies. Previously, he served as Corporate Counsel for a major health system with $1 Billion in annual revenues, and General Counsel for a National Pharmacy Benefit Management Company that includes mail and specialty drug dispensing.

Mr. Crisci brings a broad range of capabilities with his legal, business, financial, and regulatory background, and his expertise is instrumental in the execution of Generex’s strategic objectives, including mergers & acquisitions, joint venture and development agreements, in-licensing and out-licensing agreements, and most importantly, long term supply and distributorship agreements for nation-wide pharmacy, laboratory, and medical management services. Mr. Crisci holds a Bachelor of Business Administration degree in Accounting from Hofstra University and a Juris Doctor degree, with distinction, from Hofstra University School of Law. He is a licensed CPA and a Member of the New York State and New Jersey State Bar Associations.

Richard Purcell. Mr. Purcell currently is and has been the Executive Vice-President of Research & Drug Development for Generex since January 2017. Mr. Purcell has managed a consulting practice, DNA Healthlink, Inc. advising emerging biopharmaceutical and technology companies on new business strategy, operations management, and clinical development of novel compounds. Mr. Purcell has been the SVP of R&D for RespireRx Pharmaceuticals since 2014. From 2011 to 2017, Mr. Purcell was the President and founder of a Healthcare IT startup, IntelliSanté. Mr. Purcell graduated with a degree in Biochemical Sciences from Princeton University, and attended Rutgers Graduate School of Management majoring in marketing and finance. He is also an Adjunct Professor of Biology at Monmouth University.

Dr. Craig Eagle, MD. . Dr. Eagle is currently the Chief Medical Officer of Guardant Health, Inc., a leading precision oncology company. Previously, he was Vice President of Medical Affairs Oncology for Genentech where he oversaw the medical programs across the oncology portfolio. Prior to Genentech, Dr Eagle worked at Pfizer in several positions including as the oncology business lead in United Kingdom and Canada delivering significant business growth. Dr Eagle was also the global lead for Oncology Strategic Alliances and Partnerships based in New York at Pfizer Inc. and was involved in multiple deals on both the sell and buy side. Dr Eagle started work in Pfizer New York as the global head of the Oncology Therapeutic Area Global Medical and Outcomes Group for Pfizer, including the US oncology business, in this role he oversaw an extensive oncology clinical trial program, health outcomes assessments and scientific collaborations with key global research organizations like the  National Cancer Institute (NCI), and EORTC. As part of this role Dr Eagle lead the worldwide development of several compounds including celecoxib, aromasin, irinotecan, dalteparin and ozagomicin, Concurrently Dr. Eagle has been a Member of Scientific Advisory Board at Generex Biotechnology Corp. since August 2010. He has served on the scientific advisory committee and board of directors for several start up biotechnology companies.

Dr. Eagle attended Medical School at the University of New South Wales, Sydney, Australia and received his general internist training at Royal North Shore Hospital in Sydney. He completed his hemato-oncology and laboratory hematology training at Royal Prince Alfred Hospital in Sydney. He was granted Fellowship in the Royal Australasian College of Physicians (FRACP) and the Royal College of Pathologists Australasia (FRCPA). After his training, Dr. Eagle performed basic research at the Royal Prince of Wales hospital to develop a new monoclonal antibody to inhibit platelets.

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Dr. Marvin S. Hausman, MD. Dr. Hausman is an Immunologist and Board-Certified Urological Surgeon with more than 30 years of drug research and development experience with various pharmaceutical companies, including Bristol-Myers International, Mead-Johnson Pharmaceutical Co., E.R. Squibb, Medco Research, and Axonyx. Dr. Hausman currently serves as Chairman of the Board & Chief Science and Technology Officer of Entia Biosciences, Inc.  Previously, Dr. Hausman was a co-founder of Medco Research Inc., a NYSE clinical research organization and biotechnology company specializing in adenosine products that was subsequently acquired by King Pharmaceuticals. Dr. Hausman was also a co-founder of Axonyx, and served in various capacities as President, Chief Executive Officer and Chairman of the Board until the company merged into Torrey Pines Therapeutics in 2006. He has also served as a director of Arbios Technologies and of Regent Assisted Living, Inc. Dr. Hausman has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at UCLA Medical Center. He received his medical degree from New York University School of Medicine.

Dr. Carol Nacy, PhD. Dr. Nacy is a founder and the Chief Executive Officer of Sequella, Inc., a privately held pharmaceutical company that discovers and develops new and more effective treatments for life threatening infectious diseases. Previously, Dr. Nacy was Executive Vice President and Chief Scientific Officer at EntreMed,Inc. from 1993 through its successful public offering in June 1996. Prior to her career in biotechnology, Dr. Nacy worked for 17 years at the Walter Reed Army Institute of Research in Washington, DC, where she studied tropical infectious diseases. She has published over 165 scientific papers to date. Dr. Nacy has a long and successful career in infectious disease research and has been widely recognized for her achievements in the biotechnology industry. She was singled out as a Top 50 Innovator in the U.S. by Inc. Magazine in 2002, named Entrepreneur of the Year by Women in BIO in 2004, the state of Maryland named her in its Top 100 Business Women in 2005, and the Washington Business Journal named her as a top 25 female executive in the Washington DC metropolitan area in 2005. In 2006, she received a National Leadership Award in Healthcare from the National Urban Technology Center in New York City, and in 2007 she was honored with a Special Outstanding Achievement Award for Clinical Trials by Women in BIO. In 2009 she was awarded the Humanitarian Award, Hope is a Vaccine, by the Global Alliance for Immunization against Aids (GAIA) for her work to create new drugs for TB. She is an Editor for the American Academy of Microbiology journal, mBio, and an adjunct faculty member of the Department of Tropical Diseases at the George Washington University, Washington, DC. She earned her A.B., M.S., and Ph.D. degrees from the Catholic University of America in Washington, DC, which awarded Dr. Nacy with a Lifetime Achievement Award in Science.

Thomas Leonard, MPA. Mr. Leonard has had a long and successful career at Bristol Myers Squibb in pharmaceutical sales, marketing, and management across multiple segments of the healthcare delivery system, most recently as the Northeast Business Manager for Oncology. Mr. Leonard brings a deep understanding of the current oncology market, having responsibility for cutting edge immunotherapy products including Opdivo (PD1 inhibitor), Yervoy (CTLA4 inhibitor), and Empliciti, as well as small molecule cancer drugs like Sprycel. He has worked across the oncology landscape, with experience in Lung/NSCLC, Head/Neck, Liver, CML, Kidney/Renal Cell Carcinoma, Bladder, Urothelial, Melanoma, and Colorectal Cancers. He also brings to NGIO a broad network of clinical oncologists with whom he has developed relationships over his career, and who will help guide the NGIO clinical development programs for our Ii-Key peptide immunotherapeutic vaccines. In addition to his work in oncology, Mr. Leonard has extensive experience interacting with the healthcare payor sector, leading the market access pull through programs and specialty pharmacy strategy at major payors nationwide and as a core team member for major regional Integrated Delivery Networks (IDNs) and Organized Customer Groups (OCGs) including Duke, Kaiser Permanente, Cleveland Clinic, Mayo Clinic, Northwell Health. Mr. Leonard received a master’s degree in Public Administration, Business and Health Management from New York University and graduated St. John’s University with a B.S. in Business and Healthcare Administration.

Brian T. McGee. Mr. McGee serves as an independent Director of Generex since 2004. Mr. McGee has served as Chairman of the Generex Audit Committee and a member of the Generex Compensation and Corporate Governance and Nominating Committees. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry.

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Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Director Independence

Our board of directors are composed of six “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” of Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Dr. Craig Eagle, MD and Dr. Marvin S. Hausman, MD, Thomas Leonard, Dr. Carol Nacy, Ph.D and Brian McGee are all independent directors of the Company. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board of Directors

Our Board has established an audit committee and a compensation committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

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Audit Committee

We have established an audit committee consisting of Brian McGee, Thomas Leonard and [*]. In addition, our Board has determined that Mr. McGee is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Mr. McGee is the chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

We have established a compensation committee of the board of directors to consist of Craig Eagle, Mavin Hausman and Carol Nacy, each of whom is an independent director. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Code, or Section 162(m). Mr. Eagle is the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

EXECUTIVE COMPENSATION

In fiscal 2019 and 2020, due to limited resources, we did not pay any cash or non-cash compensation to executive officers or directors.

The Company has no outstanding options or warrants.

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Security Ownership of Certain Beneficial Owners and Management

 The table below sets forth information regarding the beneficial ownership of the Common Stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of Common Stock. Except as indicated below, the address of each holder is c/o NuGenerex Immuno-Oncology, Inc., 10102 USA Today Way, Miramar, Florida 33025.

Applicable percentage ownership in the following table is based on 101,196,670 shares of Common Stock issued and outstanding on May 20, 2021 and 106,752,226 after the offering assuming an offering of 5,555,556 Units (excluding 833,333 Units which may be sold upon exercise of the underwriters’ over-allotment option), plus, for each individual, any securities that individual has the right to acquire within 60 days of May 20, 2021.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. There is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Title	Title of Class	Number of Shares		Percent of Class
Officers and Directors
Joseph Moscato	Chief Executive Officer and Director	Common Stock	2,997,295	*	3.0%*
		Series A Preferred Stock	—		—
Eric von Hofe, Ph.D	Chief Scientific Officer	Common Stock	--		--
		Series A Preferred Stock	----		--
Mark Corrao	Interim Chief Financial Officer	Common Stock	—		--
		Series A Preferred Stock	—		--
Dr. Jason B. Terrell, MD	Chief Medical Officer	Common Stock	—		--
		Series A Preferred Stock	—		--
Anthony Crisci, Esq., CPA	Chief Legal Officer and Secretary	Common Stock			*
		Series A Preferred Stock	--		—
Richard Purcell	Executive Vice President, R&D	Common Stock	--		--
		Series A Preferred Stock	—		—
Dr. Craig Eagle, MD	Director	Common Stock	--		--
		Series A Preferred Stock	--		--
Dr. Marvin Hausman, MD.	Director	Common Stock	--		--
		Series A Preferred Stock	---		--
Carol Nacy, Ph.D	Director	Common Stock	--		--
		Series A Preferred Stock	--		--
Thomas Leonard, MPA	Director		--		--

Brian T. McGee	Director		--		--

Officers and Directors as a Group (total of 11 persons)		Common Stock	2,997,295		3.0
		Series A Preferred Stock			100
5% Stockholders
Generex Biotechnology Corporation		Common Stock	64,153,151		64.0%
		Series A Preferred Stock	100,000		100%

*2,793,975 shares of which are owned by Friends of Generex Biotech Investment Trust, of which Joe Moscato is trustee.

**Represents less than 1%.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Generex

On February 2, 2021 we exchanged with Generex 100,000 shares of our Super Voting Preferred Stock for 300,000,000 shares of our Class A Common Stock. Generex’s voting control over us remained unchanged at 91.0% as its Super Voting Preferred Stock entitles Generex to 3,000 votes per share (300,000,000 votes in aggregate) and votes with the Common Stock on all matters submitted to the stockholders for a vote.

On February 19, 2021, we entered into the Work, Cost and Fee Sharing Agreement with Generex, whereby the parties agreed to split the consideration received under the Bintai Agreement, the Covid Agreement and the Swine Flu Agreement as follows:

With respect to the COVID Vaccine Agreement and the Swine Flu Agreement or any agreements entered into among the Parent, the Subsidiary and the Chinese Partners:

•	Any and all fees, royalties or other cash payments paid under such agreements shall be split 90%/10% between the Company and Generex, respectively; provided, however, that Generex shall be entitled to 90% of any cash payments that are derived from technology developed by Excellagen;

•	Any costs required to be borne by Generex under the such agreements shall be borne by Generex until Common Stock of the Company is listed on a national exchange.

•	the Company shall be the 100% owner of any equity consideration provided to Generex under such agreements; provided, however, that Generex shall be entitled to cash distributions paid on such equity in accordance with clause above.

CFO Squad

The CFO Squad, LLC, provides accounting, pre-audit services and financial reporting services to us. Our interim CFO, Mark Corrao, is an advisor to the CFO Squad.

As of May 20, 2021, other than capital transactions with the parent company. the Company has no other related party transactions.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 760,000,000 shares of common stock, $0.001 par value, which is divided into 235,000,000 shares of Class A Common Stock and 500,000,000 shares of Class B Common Stock, $0.001 par value and 25,000,000 shares of preferred stock, $0.001 par value. As of May 20, 2021, there were 100,300,000 shares of Common Stock and 100,000 shares of Series A Super Voting Preferred Stock, $0.001 par value outstanding and no shares of Class B Common Stock outstanding.

Class A Common Stock

The holders of ourClass A Common Stockare entitled to the following rights:

Voting Rights. Each share of our Class A Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Class A Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our Class A Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

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Company Conversion Rights. During the period that begins on the date that is 270 days from the IPO Date, and ends on the date that is one day earlier than 18 months from the IPO Closing Date, the Company may convert all or a portion of the Class A Common Stock into a number of shares of Class B Common Stock equal to the product obtained by multiplying the Conversion Rate on the date of such conversion by the number of shares of Class A Common Stock to be converted on such date. However, notwithstanding anything to the contrary stated above, upon the listing of the Class A Common Stock on any national stock exchange, the Class A Common Stock shall no longer be convertible into Class B Common Stock.

Automatic Conversion. On the date that is 18 months from the IPO Date, all of the outstanding shares of Class A Common Stock will be automatically converted into a number of shares of Class B Common Stock equal to the product obtained by multiplying the Conversion Rate on such date by the number of shares of Class A Common Stock outstanding on such date.

“Conversion Rate” means for any date of calculation, the quotient obtained by dividing the Class A Price for such date by the Class B Price for such date.

“Class A Price” means for any date of calculation, the volume-weighted average of prices measured in hundredths of cents of a share of the Class A Stock on the OTC Pink Sheets (or other principal market on which such shares are then traded) for the ten (10) consecutive trading days immediately prior to such date of calculation.

“Class B Price” means for any date of calculation, the volume-weighted average of prices measured in hundredths of cents of a share of the Class B Stock on the Nasdaq Capital Market (or other principal market on which such shares are then traded) for the ten (10) consecutive trading days immediately prior to such date of calculation.

Fractional shares will be rounded down to the nearest whole number.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our Class A Common Stock are entitled to share ratably with the holders of the Class B Common Stock in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock and our Class B Common Stock described below.

Other Matters. The holders of our Class A Common Stock have no subscription or redemption privileges. Our Class A Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A Common Stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B Common Stock

The holders of our Class B Common Stock are entitled to the same rights and privileges as the Class A Common Stock, except as follows:

Liquidation Rights. : In the event of the liquidation, dissolution or winding up of our business, after the payment of all of our debts and other liabilities and subject to the prior rights of the holders of our preferred stock, holders of Class B Common Stock will have the right to receive distributions of $11.00 per share of their Class B Common Stock before any payment is made to holders of Class A Common Stock and then the Class A Common Stock and Class B Common Stock shall receive any remaining distributions pro rata on an equal priority, pari passu basis..

Voting Rights: So long as any shares of Class B Common Stock remain outstanding, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Common Stock then outstanding, voting together as a single class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, or repeal any provision of the Certificate of Incorporation or the bylaws that materially and adversely affects the rights of the holders of the Class B Common Stock

Conversion Rights. The Class B Common Stock is not converytible into any security.

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Series A Super Voting Preferred Stock

On January 21, 2021, 100,000 shares of our preferred stock were designated as Series A Super Voting Preferred Stock, all of which are beneficially owned by Generex. The holders of our Super Voting Preferred Stock are entitled to the following rights:

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 3,000 votes per share and votes with our Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

Liquidation Rights. The holders of our Super Voting Preferred Stock are not entitled to any liquidation preference.

Other Matters. The holders of our Super Voting Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Super Voting Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Super Voting Preferred Stock are fully paid and non-assessable.

Additional Preferred Stock. Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Exclusive Forum

Our Certificate of Incorporation, as amended provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. Our Certificate of Incorporation also provides that this choice of forum provision does not apply to claims arising under federal securities laws.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

Transfer Agent and Registrar

The transfer agent and registrar for our Class B Common Stock will be Securities Transfer Corporation.

Listing

We have applied to have our Class B Common Stock listed on the Nasdaq Capital Market under the symbol “NGIO” which listing is a condition to this offering.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 5,555,556 Units in this offering at an assumed initial offering price of $9.00 per Unit. Each Unit consists of (a) one share of Class B Common Stock, (b) one Series A Warrants to purchase one share of Class B Common Stock at an assumed public exercise price equal to $[*] per share, exercisable until the fifth anniversary of the issuance date, and (c) one Series B Warrants to purchase one share of Class B Common Stock at an exercise price equal to $[*] per share, exercisable until the fifth anniversary of the issuance date and subject to certain adjustment and cashless exercise provisions as described herein. The Class B Common Stock and the Purchase Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. We do not intend to apply for any listing of either of the Purchase Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Series A Warrants or the Series B Warrants. We are also registering the shares of Class B Common Stock issuable from time to time upon exercise of the Purchase Warrants offered hereby.

Class B Common Stock

The material terms and provisions of our Class B Common Stock and each other class of our securities that qualifies or limits our Class B Common Stock are described in the section entitled “Description of Securities—Class B Common Stock” in this prospectus.

Purchase Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Purchase Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Olde Monmouth, as warrant agent, and the form of Purchase Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Purchase Warrant.

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Series A Warrants Offered Hereby. The Series A Warrants entitle the registered holder to purchase one share of our Class B Common Stock at a price equal to $[*] per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance.

The exercise price and number of shares of Class B Common Stock issuable upon exercise of the Series A Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extra common dividend on or recapitalization, reorganization, merger or consolidation.

The Series A Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form attached to the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Series A Warrantholders do not have the rights or privileges of holders of Class B Common Stock or any voting rights until they exercise their Series A Warrants and receive shares of Class B Common Stock. After the issuance of shares of Class B Common Stock upon exercise of the Series A warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Series A Warrants will be exercisable for cash unless at the time of the exercise a prospectus or prospectus relating to Class B Common Stock issuable upon exercise of the Series A Warrants is current and the Class B Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Series A Warrant Agent Agreement, we have agreed to use our best efforts to maintain a current prospectus or prospectus relating to Class B Common Stock issuable upon exercise of the Series A Warrants until the expiration of the Series A Warrants. Additionally, the market for the Series A Warrants may be limited if the prospectus or prospectus relating to the Class B Common Stock issuable upon exercise of the Series A Warrants is not current or if the Class B Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of such Series A Warrants reside. In no event will the registered holders of a Series A Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our Class B Common Stock.

Series B Warrants Offered Hereby. The Series B Warrants entitle each holder to purchase one share of our Class B Common Stock at an exercise price of $[*] per share, subject to adjustment as discussed below, terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of issuance.

The exercise price and number of shares of Class B Common Stock issuable upon exercise of the Series B Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extra common dividend on or recapitalization, reorganization, merger or consolidation.

The Series B Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form attached to the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Series B Warrant holders do not have the rights or privileges of holders of Class B Common Stock and any voting rights until they exercise their Series B Warrants and receive shares of Class B Common Stock. After the issuance of shares of Class B Common Stock upon exercise of the Series B warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Series B Warrants will be exercisable for cash unless at the time of the exercise a prospectus or prospectus relating to Class B Common Stock issuable upon exercise of the Series B Warrants is current and the Class B Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Series B Warrant Agent Agreement, we have agreed to use our best efforts to maintain a current prospectus or prospectus relating to Class B Common Stock issuable upon exercise of the Series B Warrants until the expiration of the Series B Warrants. Additionally, the market for the Series B Warrants may be limited if the prospectus or prospectus relating to the Class B Common Stock issuable upon exercise of the Series B Warrants is not current or if the Class B Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of such Series B Warrants reside. In no event will the registered holders of a Series B Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our Class B Common Stock.

54

No fractional shares of Class B Common Stock will be issued upon exercise of the Series B Warrants. If, upon exercise of the Series B Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class B Common Stock to be issued to the Warrant holder. If multiple Series B Warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the Series B Warrants.

The price of the Series B Warrants has been arbitrarily established by us and the Underwriter after giving consideration to numerous factors, including but not limited to, the pricing of the Units in this offering. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants.

If we fail to maintain a current prospectus or prospectus relating to the Class B Common Stock issuable upon the exercise of the Series B Warrants, such holders may exercise their Series B warrants on a “cashless” basis pursuant to a formula set forth in the terms of the Series B Warrants. Additionally, holders of Series B Warrants may exercise such warrants on a “cashless” basis upon the earlier of (i) 15 trading days from the issuance date of such warrant or (ii) the time when $10.0 million of volume is traded in our Class B Common Stock, if the volume weighted average price (“VWAP”) of our Class B Common Stock on any trading day on or after the date of issuance fails to exceed the then current exercise price of the Series B Warrant (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations and similar events). In such event, the aggregate number of shares of Class B Common Stock issuable in such cashless exercise shall equal the product of (x) the aggregate number of shares of Class B Common Stock that would be issuable upon exercise of the Series B Warrant in accordance with its terms if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

Warrant Agent. The Series A Warrants and Series B Warrants will be issued in registered form under a warrant agent agreement (the “Warrant Agent Agreement”) between us and our warrant agent, Securities Transfer Corporation (the “Warrant Agent”). The Purchase Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The material provisions of the warrants are set forth herein and a copy of the Warrant Agent Agreement has been filed as an exhibit to the Registration Statement on Form S-1, of which this prospectus forms a part. The Company and the Warrant Agent may amend or supplement the Warrant Agent Agreement without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agent Agreement as the parties thereto may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Series A Warrant or Series B Warrant holders. All other amendments and supplements to the Warrant Agent Agreement shall require the vote or written consent of holders of at least 50.1% of each of the Series A Warrants and Series B Warrants.

55

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Dawson James Securities, Inc. is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Underwriter	Number of Shares of Class B Common Stock	Number of Purchase Warrants
Dawson James Securities, Inc.	[*]	[*]
US Tiger Securities	[*]	[*]
Totals:	[*]	[*]

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the Units directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the representative.

Over-Allotment Option

We have granted to the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 833,333 additional shares of Class B Common Stock at a price of $8.98 and/or Series A Warrants to purchase up to an aggregate of 833,333 shares of Class B Common Stock at a price of $0.01 and Series B Warrants to purchase up to an aggregate of 833,333 shares of Class B Common Stock at a price of $0.01, in any combinations thereof, for 45 days after the date of this prospectus to cover over-allotments, if any. If the over-allotment option is exercised in full, the total public offering price, underwriting discount, offering expenses and net proceeds to us after offering expenses will be $[●], $[●], $[●] and $[●], respectively. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares and/or warrants.

Discounts and Commissions and Expenses

We have agreed to compensate the underwriters with a discount equal to 8.0% of the offering price.

The representative has advised us that the underwriters propose to offer the Units directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the Units to other securities dealers at such price less a concession of up to $[*] per Unit. After the offering to the public, the offering price and other selling terms may be changed by the representative without changing the Company's proceeds from the underwriters’ purchase of the Units.

56

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option. The underwriting discounts are equal to the public offering price per Unit less the amount per share the underwriters pay us for the Units.

	Per Unit	Total without Over-allotment Option		Total with Over-allotment Option
Public offering price	$	$	[*]	$	[*]
Underwriting discounts	$	$	[*]	$	[*]
Proceeds, before expenses, to us	$	$	[*]	$	[*]

We estimate that the total expenses, but excluding underwriting discounts and commissions will be approximately $[*], all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the representative for reimbursement of its expenses related to the offering up to a maximum aggregate expense allowance of $135,000.

Underwriters’ Warrants

As additional compensation to the underwriters, upon consummation of this offering, we will issue to the underwriters or their designees warrants to purchase an aggregate number of shares of our Class B Common Stock equal to 5% of the number of shares of Class B Common Stock issued in this offering (excluding shares of Class B Common Stock sold to cover over-allotments, if any), at an exercise price per share equal to 125% of the initial public offering price (the “Underwriters’ Warrants”). The Underwriters’ Warrants and the underlying shares of Class B Common Stock shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of the public offering’s effectiveness in accordance with FINRA Rule 5110(g)(1). The Underwriters’ Warrants will be exercisable, in whole or in part, commencing 180 days from the effective date of the offering and will expire on the fifth anniversary of the effective date of the registration statement related to the offering in accordance with FINRA Rule 5110(f)(2)(G)(i). In addition, we have granted the underwriters a one-time demand registration right at our expense, an additional demand registration at the holder’s expense and unlimited “piggyback” registration rights with respect to the underlying shares. The demand registration rights will not be greater than five years from the effective date of the registration statement related to the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right will not be greater than five years from the effective date of the registration statement related to the offering in compliance with FINRA Rule 5110(f)(2)(G)(v).

Determination of Offering Price

Before this offering, there has been no public market for our Class B Common Stock. Accordingly, the public offering price will be negotiated between us and the Representative. Among the factors to be considered in these negotiations are:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the prospects for our Company and the industry in which we operate;

•	An assessment of our management;

•	our past and present financial and operating performance;

•	our prospects for future earnings;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of United States securities markets at the time of this offering; and

•	other factors deemed relevant.

57

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our Class B Common Stock, or that the shares will trade in the public market at or above the initial public offering price.

Lock-Up Agreements

We and each of our officers, directors affiliates and certain existing stockholders have agreed, for a period of 180 days after the effective date of the registration statement for this offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock without the prior written consent of the representative.

The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Pursuant to the underwriting agreement, we have also agreed, for a period of 180 days from the closing date of the offering, that we will not, subject to specified exempt issuances, offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

Right of First Negotiation

According to the terms of the underwriting agreement, the representative shall have the right of first negotiation for a period of twelve months after the closing of this offering to act as co-manager for all future public or private securities offerings by us, or any successor to or subsidiary of our company, during such period.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

58

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class B Common Stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Class B Common Stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of Class B Common Stock over-allotted by the underwriters is not greater than the number of shares of Class B Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Class B Common Stock involved is greater than the number of shares of Class B Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Class B Common Stock or reduce any short position by bidding for, and purchasing, Class B Common Stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our Class B Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class B Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Class B Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

a passive market maker may not effect transactions or display bids for our Class B Common Stock in excess of the highest independent bid price by persons who are not passive market makers:

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Class B Common Stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Certain Relationships

Certain of the underwriters and their affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have or may in the future receive customary fees, however, except for the right of first refusal and the finder’s fee disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil owns 150,000 shares of the Company’s Class A Common Stock. Schiff Hardin LLP, Washington D.C., acted as counsel to the Placement Agent in connection with this Offering.

EXPERTS

The financial statements of NuGenerex Immuno-Oncology, Inc. as of and for the years ended July 31, 2020 and July 31, 2019 have been so included in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, special reports, and other information with the SEC. These reports and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement is available at the SEC’s website.

We also maintain a website at www.nugenerexio.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NuGenerex Immuno-Oncology, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NuGenerex Immuno-Oncology, Inc. (the “Company”) as of July 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended July 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses from inception and has a working capital deficiency of $5,841,223 and an accumulated deficit of $38,423,697 at July 31, 2020. The Company is dependent on obtaining necessary funding from their parent Company, as well as other outside sources, including obtaining additional funding from private placements of its common stock, and issuances of debt in order to continue their operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Mazars USA LLP

We have served as the Company’s auditor since 2019

Fort Washington, PA

October 29, 2020

F-2

NUGENEREX IMMUNO-ONCOLOGY, INC.
BALANCE SHEETS
AS OF JULY 31,

	2020	2019
Assets
Current assets:
Cash	$84	$389
Total assets	$84	$389
Liabilities and stockholders’ deficiency
Current Liabilities:
Accounts payable and accrued expenses	$614,349	$12,528
Payable to Foundation for services	1,315,817	1,315,817
Interest payable to Foundation	3,911,141	3,055,945
Total current liabilities	5,841,307	4,384,290

Stockholders’ deficiency
Preferred Stock $0.001 par value, 10,000,000 shares authorized, 0 issued and outstanding	$—	$—
Common stock, $0.001 par value, 750,000,000 and 400,000,000 shares authorized; as of July 31, 2020 and 2019 respectively 400,300,000 and 400,000,000 shares issued and outstanding as of July 31, 2020 and 2019, respectively	400,300	400,000
Additional paid-in capital	32,182,174	32,050,986
Accumulated deficit	(38,423,697)	(36,383,901)
Total stockholders’ deficiency	(5,841,223)	(4,383,901)
Total liabilities and stockholders’ deficiency	$84	$389

The accompanying notes are an integral part of these financial statements
F-3

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED JULY 31,

	2020	2019
Operating expenses
Research and development	$397,319	$354,000
General and administrative	336,295	38,741
Total operating expenses	733,614	392,741

Operating losses	(733,614)	(392,741)

Other expense:
Interest expense	(855,196)	(715,275)

Net loss	$(1,588,810)	$(1,108,016)

Net loss per common share – basic and diluted	$0.00	$0.00
Weighted average outstanding shares – basic and diluted	400,013,973	400,000,000

The accompanying notes are an integral part of these financial statements

F-4

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED JULY 31, 2020 and 2019

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of July 31, 2018	400,000,000	$400,000	$31,663,656	$(35,726,871)	$(3,663,215)
Contributions from Generex	—	—	387,330	—	387,330
Net loss	—	—		(1,108,016	(1,108,016)
Balance as of July 31, 2019	400,000,000	400,000	32,050,986	(36,834,887)	(4,383,901)
Issuance of shares as a commitment fee inconnection with registration statement	300,000	300	(300	—	—-
Contributions from Generex	—	—	131,488	—	66,488
Net loss	—	—	—	(1,588,810)	(1,523,810)
Balance as of July 31, 2020	400,300,000	$400,300	$32,182,174	$(38,423,697)	$(5,841,223)

The accompanying notes are an integral part of these financial statements

F-5

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31,

	2020	2019
Cash flows from operating activities:
Net Loss	$(1,588,810)	$(1,108,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest payable to foundation	855,196	715,275
Accounts payable and accrued expenses	733,309	392,105
Net decrease in cash and cash equivalents	(305)	(636)

Cash, beginning of year	389	1,025
Cash, end of year	$84	$389

Non-cash investing and financing activities:
Expenses paid by parent as non-cash capital contributions	$131,488	$387,330

The accompanying notes are an integral part of these financial statements

F-6

NUGENEREX IMMUNO-ONCOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization of Business and Going Concern:

NuGenerex Immuno-Oncology, Inc., a Delaware corporation formed in October of 1993 and formerly known as Antigen Express, Inc. (“NGIO” or the “Company”) and for all periods presented Generex Biotechnology Corporation (“Generex”) held a controlling financial interest in the Company. NGIO is an oncology company focused on the modulation of the immune system to treat cancer. To that end, the Company is developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology.

As part of its strategy, on February 25, 2019 Generex has elected to spun-off NuGenerex Immuno-Oncology, Inc. as a separate Company through the distribution of NGIO shares to Generex shareholders.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. The Company has experienced recurring net losses and negative cash flows from operations since inception and has accumulated deficits of approximately $38.4 million as of July 31, 2020. Additionally, the Company has a working capital deficiency of approximately $5.8 million as of July 31, 2020. The Company’s parent, Generex Biotechnology Corporation (“Generex”) has funded substantially all the Company’s underlying working capital deficiencies. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to require substantial funds to implement its business plans.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments. There are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.

These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and the Company may have to cease operations.

F-7

Note 2 – Summary of Significant Accounting Policies:

Basis of Presentation

The Company’s financial statements are included in the consolidated financial statements of its parent, Generex, and the Company has been dependent on Generex to fund its operations. Generex does not have costs centralized or shared services departments serving all its subsidiaries, accordingly, no allocations of centralized or shared service are necessary or included in the financial statements, as they are de-minimums.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

NGIO is included in the Generex consolidated federal tax return. All tax provisions and the related tax liabilities and assets have been computed using the separate return method, as if the company was the legal taxpayer.

Income taxes are accounted for under the asset and liability method prescribed by FASB Accounting Standards Codification (“ASC”) Topic 740. These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

F-8

Revenue

The Company plans to generate revenue from licenses to access its intellectual property. For the years ending July 31, 2020 and 2019 the Company has not generated any revenue.

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time. At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.

New Accounting Standards

The Company has reviewed the Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof issued by the FASB that have effective dates during the periods reported and in future periods. Management has evaluated recently issued accounting pronouncements and does not believe that they will have a significant impact on the financial statements and related disclosures. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 3 - Commitments and Contingencies:

Commitments

On July 7, 2020 we entered into an agreement with Ajinmoto Bio-Pharma Services (“Ajin”) under which Ajin will manufacture one cGMP batch of AE 37. We may cancel the agreement by providing Ajin written notice. If we cancel the project we will be subject to cancellation fees and be required to reimburse Ajin’s unbilled costs prior to the effective date of the cancellation. The estimated total payments required under this agreement are $243,900, including shipping and material estimates, of which Ajin has billed us $121,450 related to this agreement which is recognized as in research and development in our statement of operations for the year ended July 31, 2020.

On November 20, 2018, the Company entered into a clinical trial agreement with NSABP Foundation, Inc. (“NSABP”) under which NSABP will conduct clinical research using the Company’s AE37 peptide immunotherapeutic vaccine in combination with pembrolizumab (Ketruda®) for the treatment of metastatic triple negative breast cancer. The Company has agreed to pay NSABP an amount not to exceed $2,118,461 based on NAABP achieving various milestones. The Company recognized $272,063 and $340,000 as research and development related to the clinical trial agreement with NSABP for the years ended July 31, 2020 and 2019, respectively.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the Phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns; if the manufacture of a drug used in the Phase II clinical trial has been exhausted or (ii) by NSABP if NGIO fails to pay NSABP an undisputed amount under the Clinical Trial Agreement.

F-9

Payable to Foundation

On February 1, 2007, the Company entered into a clinical study agreement (the “CSA”) with a Henry J. Jackson Foundation (“Foundation”) for two Phase II clinical trials to determine if a vaccine containing AE37 plus GM-CSF or another peptide vaccine compound (GP2) plus GM-CSF improved patient outcomes. The Foundation conducted the study, under the sponsorship of an institute affiliated with the United States Military until the IND #12229 was transferred to NGIO (then Antigen Express), after which HJF continued trial management on behalf of NGIO. In consideration for the study the Company agreed to total compensation of $2,700,000 payable as follows:

i.   Initial payments of:

a. $250,000 on February 1, 2007; and

b. $250,000 on March 1, 2007

ii.   Ongoing payments of $150,000 per quarter for three years beginning first quarter of 2007.

iii.   Final payments: $200,000 upon enrollment of the final subject and $200,000 upon completion of all subjects and receipt and acceptance of by the Company of all required documents.

Upon written notice either party could terminate the agreement for insolvency or proceedings under bankruptcy law. The Company could Terminate the CSA without cause upon written notice to the Foundation. Although the Agreement has not been terminated, the Foundation has not provided the Company with a final clinical study report as required under the terms of the CSA.

On September 1, 2013 the Foundation and the Company entered into a forbearance agreement (the “Forbearance Agreement”) under which the Company acknowledged they were $1,315,817 in arrears in its payment and interest obligations to the Foundation under the CSA (the “Original Forbearance Amount”). Pursuant to the Forbearance Agreement, the Company and the Foundation in exchange for the Foundations deferring the Company’s overdue payments, future payments and interest, the Company agreed, among other things to pay the Foundation certain royalties and accelerated payments (“Forbearance Payments”) as further described below.

1) The Company agreed to pay the final $200,000 payment due upon completion of all subjects and acceptance by the Company of all documents, out of and a first charge any amounts received by the foundation or the Company from a third party in respect of or relating to the continued clinical development and commercialization of the breast cancer indication of the vaccine.

2) The Companies shall pay to the Foundation royalties in the following amounts based on the Companies' actual receipt of third party royalty payments in respect of Net Sales of the Vaccine as follows:

a) to the extent that such third party royalty payments to the Companies are less than ten percent (10%) of third party Net Sales of the Vaccine (the "Level One Royalty), the Forbearance Payments to the Foundation will be an amount equal to fifty percent (50%) of the Level One Royalty;

b) to the extent that such third party royalty payments to the Companies are equal to or greater than ten percent (10%) of third party Net Sales of the Vaccine, the Forbearance Payments to the Foundation will be an amount equal to five percent (5%) of third party Net Sales of the Vaccine;

F-10

c) If, and to the extent that, the Companies directly engage in the marketing distribution, and sale of the Vaccine, the Forbearance Payments will be an amount equal to five percent (5%) of Net Sales of the Vaccine; and

d) If third party royalty payments in respect of the commercialization of the Vaccine that are calculated other than with reference to Net Sales of the Vaccine, the Companies and the Foundation will revise the calculation methodologies in paragraphs (a) and (b) above to approximate the Forbearance Payments that would have otherwise been payable.

3) The Original Forbearance Amount will continue to accrue interest at one- and one-half percent (1.5%) per month.

Once the Company has repaid the Original Forbearance Amount and interest through the royalty mechanism described above the Company may buy-out its continuing obligation to make Forbearance Payments my making the following payments:

i.	Period 1 (Effective date of the Forbearance Agreement through fifteenth month after the effective date of the Forbearance Agreement) buyout for $200,000
ii.	Period 2 (First following the end of Period 1 through the twenty-fourth month after the effective date of the Forbearance Agreement) Buyout for $500,000
iii.	Period 3 (the beginning of the third year following the effective date through the end of the fifth year following the effective date of the Forbearance Agreement) Buyout for $1,000,000
iv.	Period 4 (any time after the beginning of the sixth year following the effective date of the Forbearance Agreement) Buyout for $2,000,000.

The Company has not made any buy-out payments under the Forbearance Agreement. The Foundation may terminate the Forbearance Agreement, in its sole discretion upon giving written notice the Company of any of the following:

i.	If the Company fails to make a payment under the Forbearance Agreement (including interest) and fails to cure such nonpayment within thirty days after receiving written notice of such non-payment by the Foundation or;
ii.	if the Company is unable to repay its debts, makes a general assignment for the benefit of its creditors, has a petition in bankruptcy or a suit seeking reorganization, liquidation, dissolution, or similar relief filed against or files or permits the filing seeking relief under bankruptcy or;
iii.	the Company is in default in the performance of any of its obligations under the Forbearance Agreement and such default is not cured within thirty days after receiving written notice from the Foundation of such default.

The Foundation has not notified the Company that it is in default of any of its obligations under the Forbearance Agreement.

Effective August 1, 2015, the Company capitalized all outstanding unpaid interest on the outstanding balance. For the years ended July 31, 2020 and 2019, the Company recorded interest expense in the amount of $855,196 and $715,275, respectively, in the statements of operations. As of July 31, 2020, and 2019 the Company has recorded accrued interest of $3,911,141 and $3,055,945, respectively.

F-11

Related Party

Expenses paid by Generex on behalf of the Company have been treated as capital contributions from Generex as Generex will not be reimbursed by the Company for these expenses. On behalf of the Company Generex paid expenses of $66,488 and $387,330 for the years ended July 31, 2020 and 2019, respectively. Certain shared expenses incurred by Generex, such as the shared corporate headquarters, have not been allocated to the Company as they are de minimus.

Note 5 - Stockholders’ Deficiency:

On March 10, 2020, the Company increased the number of authorized shares from 400,000,000 to 760,000,000, which consists of 750,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

On February 21, 2019, the Company approved a 4,000 to 1 stock split, in which all shares outstanding have been presented retrospectively for all periods presented. The holders of Common Stock are entitled to one vote per share of Common Stock held at the time of vote.

On July 14, 2020, the Company entered into a purchase agreement with an investor Oasis Capital, LLC (“Oasis”) pursuant to which Oasis has agreed to purchase from the Company up to $50,000,000 of common stock at 92% of the market price for the period of five (5) consecutive trading days immediately subject to a put notice on such date on which the purchase price is calculated in accordance with the terms and conditions of the agreement (subject to certain limitations) from time to time over a 36-month period. We also issued to Oasis 300,000 shares under the Oasis Capital Agreement as a commitment fee in connection with a registration statement. This transfer has been accounted through common stock and additional paid in capital which has no net effect on equity.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, $0.001 par value. As of July 31, 2020, there were no shares of preferred stock outstanding.

 Note 6 – Income Taxes:

The Company has incurred losses since inception, which have generated net operating loss carryforwards.

Pre-tax losses were $1,523,810 and $1,108,016 for the years ended July 31, 2020 and 2019, respectively.

As of July 31, 2020, the Company has net operating loss carryforwards of approximately $37 million, available to reduce future federal and state taxable income. Under section 382 of the Internal Revenue Code of 1986, the carryforwards may be limited in future years due as a result of ownership changes. The net operating losses of approximately $2.5 million relating to the tax years after July 31, 2018 may be carried forward indefinitely, however, its use is limited to 80% of taxable income. The remaining net operating loss carryforwards prior to the tax years ending July 31, 2019 of approximately $37 million can be carried forward for 20 years with its use limited to 100% of taxable income in any given year. Carryforwards for tax years ending prior to July 31, 2018 began to expire in fiscal 2018 continuing though the current fiscal year end.

Net deferred tax assets approximated the following:

	July 31,
	2020	2019
Net operating loss carryforwards	$10,728,000	$9,821,000
Valuation Allowance	(10,728,000)	(9,821,000)
Net Deferred Tax assets	$—	$—

As of July 31, 2020, and 2019, the Company had no unrecognized tax benefits or accrued interest, or penalties related to uncertain tax positions. Accordingly, the Company has not recognized any adjustment to its financial position, results of operations or cash flows. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company has not recognized any penalties or interest. The Company will recognize interest and penalties related to tax matters within other expense. Generally, tax years 2017 to 2019 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

F-12

A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the years ended July 31, 2020 and 2019 is as follows:

	July 31,
	2020	2019
Benefit at Federal rate	(21.0)%	(21.0)%
State rate, net of Federal	(6.3)	(6.3)
Expiration of NOL	7.8	11.3
Valuation allowance	19.5	16.0
Effective tax rate	-%	—

Note 7– Subsequent Events:

The Company has evaluated subsequent events occurring after the balance sheet date through the date the audited annual financial statements were issued.

The Company filed three Form S-1s for Registration of Securities pursuant to the Securities Act of 1933 (the Securities Act”) on September 14, 2020. One Registration Statement relates to the offer and sale of up to 1,700,000 shares of common stock NGIO, by the selling stockholders. The second Form S-1 for Registration registration statement registered 100,000 shares of Series A Cumulative Redeemable Perpetual Preferred Stock at $0.001 par value per share. The third filing, is to register shares of $0.001 par value per share common stock and shares of common stock issuable upon exercise of Common Stock Purchase Warrants. The number of shares to be registered and the offering price have not yet been determined.

On October 5, 2020, the Company and its parent Generex Biotechnology Corporation, (collectively “Generex”) entered into a Distribution and Licensing Agreement (the “Agreement”) with Bintai Healthcare SDN BHD, a subsidiary of Bintai Kinden Corporation Berhad of Malaysia (“Bintai”) for the exclusive rights to distribute, sell, develop and commercialize the Generex Ii-Key-SARS-CoV-2 coronavirus vaccine (the “Vaccine”) in Malaysia and South East Asia countries, with right of first refusal to commercialize the Vaccine within New Zealand, Australia and the Global Halal markets (the “Territory”). The Agreement, among other things, consists of Bintai providing 100% funding for U.S. clinical development, manufacturing and commercial registration of the Vaccine for the Territory.

F-13

 Nugenerex Immuno-Oncology, Inc.

Condensed Balance Sheets (Unaudited)

	January 31,	July 31,
	2021	2020
Assets
Current assets:
Cash	$—	$84
Due from related party	1,800,000	—
Total current assets	1,800,000	84

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$896,748	$614,349
Payable to Foundation for services	1,315,817	1,315,817
Contract liabilities	1,800,000	—
Interest payable to foundation	4,399,565	3,911,141
Total current liabilities	8,412,130	5,841,307
Stockholders’ deficiency
Preferred stock $0.001 par value, 9,900,000 shares authorized; 0 shares issued and outstanding as of both January 31, 2021 and July 31, 2020	—	—
Series A Super Voting Preferred Stock, 100,000 shares authorized; 0 shares issued and outstanding as of both January 31, 2021 and July 31, 2020	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized; 400,300,000 shares issued, and outstanding	400,300	400,300
Additional paid-in capital	35,231,563	32,182,174
Accumulated deficit	(42,243,993)	(38,423,697)
Total Stockholders’ deficiency	(6,612,130)	(5,841,223)
Total liabilities and stockholders' deficiency	$1,800,000	$84

The accompanying notes are an integral part of these condensed financial statements

F-14

Nugenererex Immuno-Oncology, Inc.

Condensed Statement of Operations (Unaudited)

	Three months ended January 31,		Six months ended January 31,
	January 31, 2021	January 31, 2020	January 31, 2021	January 31, 2020
Operating expenses
Research and development	1,337,919	3,500	2,231,563	255,265
General and administrative	494,177	80,050	1,100,309	111,854
Total operating expenses	1,832,096	83,550	3,331,872	367,119
Operating loss	(1,832,096)	(83,550)	(3,331,872)	(367,119)

Other expense:
Interest expense	(249,665)	(208,817)	(488,424)	(408,512)

Net loss	$(2,081,761)	$(292,367)	$(3,820,296)	$(775,631)

Net Loss per common Share - basic and diluted	$(0.01)	$0.00	$(0.01)	$0.00
Weighted Average Shares - basic and diluted	400,300,000	400,000,000	400,300,000	400,000,000

The accompanying notes are an integral part of these condensed financial statements

F-15

Nugenerex Immuno-Oncology, Inc.

Condensed Statement of Statement of Stockholders’ Deficit (Unaudited)

	Common Stock
	Shares	Amount	Additional paid-in capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at August 1, 2019	400,000,000	$400,000	$32,050,986	$(36,834,887)	$(4,383,901)
Contributions from Generex	—	—	26,586	—	26,586
Net loss	—	—	—	(483,264)	(483,264)
Balance at October 31, 2019	400,000,000	$400,000	$32,077,572	$(37,318,151)	$(4,840,579)
Contributions from Generex	—	—	3,114	—	3,114
Net loss	—	—	—	(292,367)	(292,367)
Balance at January 31, 2020	400,000,000	$400,000	$32,080,686	$(37,610,518)	$(5,129,832)

	Common Stock
	Shares	Amount	Additional paid-in capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at August 1, 2020	400,300,000	$400,300	$32,182,174	$(38,423,697)	$(5,841,223)
Contributions from Generex	—	—	1,567,143	—	1,567,143
Net loss	—	—	—	(1,738,535)	(1,738,535)
Balance at October 31, 2020	400,300,000	$400,300	$33,749,317	$(40,162,232)	$(6,012,615)
Contributions from Generex	—	—	1,482,246	—	1,482,246
Net loss	—	—	—	(2,081,761)	(2,081,761)
Balance at January 31, 2021	400,300,000	$400,300	$35,231,563	$(42,243,993)	$(6,612,130)

The accompanying notes are an integral part of these condensed financial statement

F-16

Nugenerex Immuno-Oncology, Inc.
Condensed Statement of Cash Flows (Unaudited)

	Six months ended January 31,
	2021	2020
Cash flows from operating activities
Net loss	$(3,820,296)	$(775,631)
Changes in operating assets and liabilities:
Interest payable to foundation	488,424	408,512
Accounts payable and accrued expenses	3,331,788	366,904
Net decrease in cash	(84)	(215)

Cash, beginning	84	389

Cash, ending	$—	$174

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities
Expenses paid by parent as non-cash capital contributions	$3,049,389	$29,700

The accompanying notes are an integral part of these condensed financial statements

F-17

NuGenerex Immuno-Oncology, Inc.

Notes to Condensed Interim Financial Information (unaudited)

Note 1 – Nature of Operations and Going Concern:

NuGenerex Immuno-Oncology, Inc. (the “Company”) is an oncology company focused on the modulation of the immune system to treat cancer. To that end, the Company is developing immunotherapeutic products and vaccines based on proprietary, patented platform technology, Ii-Key.

The accompanying financial statements of Nugenerex Immuno-Oncology, Inc. (the “Company”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. The Company has experienced recurring net losses and negative cash flows from operations since inception and has both accumulated deficits of approximately $42.2 million and a working capital deficiency of approximately $6.6 million as of January 31, 2021. The Company’s majority owner, Generex Biotechnology Corporation (“Generex”) has funded substantially all the Company’s underlying working capital deficiencies. The uncertain economic fallout from the COVID -19 pandemic may also adversely affect our operations (See Commitments and Contingencies). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to require substantial funds to implement its business plans.  Management’s plans, to meet its operating cash flow requirements, include financing activities such as public or private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments. There are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.

These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition, and business prospects will be materially and adversely affected, and the Company may have to cease operations.

Note 2 – Summary of Significant Accounting Policies:

Basis of Presentation

The Company has been dependent on Generex to fund its operations. Generex does have costs centralized or shared services departments serving all its subsidiaries, accordingly, allocations of centralized or shared service are necessary or included in the financial statements.

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, which include only normal recurring adjustments, considered necessary for a fair presentation have been included. The Company’s fiscal year ends on July 31 of each calendar year.

Operating results for the three and six months ended January 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2021.

F-18

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

The Company has started Ii-Key viral vaccine research in the current quarter in an effort to become revenue producing and bring vaccines to market on behalf of the parent company Generex Biotechnology. In effect, the Company has incurred increased expenses to achieve that goal with the financial support of Generex in the current period.

Income Taxes

NGIO is included in the Generex consolidated federal tax return. All tax provisions and the related tax liabilities and assets have been computed using the separate return method, as if the company was the legal taxpayer.

Income taxes are accounted for under the asset and liability method prescribed by FASB Accounting Standards Codification (“ASC”) Topic 740. These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Revenue

The Company expects to generate revenue from licenses to access its intellectual property.

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time. At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.

New Accounting Standards

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effective dates during the periods reported and in future periods. The Company does not believe that any new or modified standards will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-19

Note 3 - Commitments and Contingencies:

Commitments

On November 20, 2018, the Company entered into a clinical trial agreement with NSABP Foundation, Inc. (“NSABP”) under which NSABP will conduct clinical research using the Company’s AE37 peptide immunotherapeutic vaccine in combination with pembrolizumab (Ketruda®) for the treatment of metastatic triple negative breast cancer. The Company has agreed to pay NSABP an amount not to exceed $2,118,461 based on NSABP achieving various milestones. The Company recognized $80,000 for the three and six months ended January 31, 2021 and $0 and $251,459 as research and development related to the clinical trial agreement with NSABP for the and 2020 respectively.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the Phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns; if the manufacture of a drug used in the Phase II clinical trial has been exhausted or (ii) by NSABP if NGIO fails to pay NSABP an undisputed amount under the Clinical Trial Agreement.

On July 7, 2020 we entered into an agreement with Ajinomoto Bio-Pharma Services (“Ajin”) under which Ajin will manufacture one cGMP batch of AE 37. We may cancel the agreement by providing Ajin written notice. If we cancel the project, we will be subject to cancellation fees and be required to reimburse Ajin’s unbilled costs prior to the effective date of the cancellation. Over the life of the agreement the Company has incurred $215,321 of expense from this commitment. The total expense incurred for this commitment related to the three and six months ending on January 31, 2021 were $89,391 and $93,891, respectively.

On October 2, 2020, the Company entered into an agreement with Polypeptide Laboratories San Diego (PLSD) to provide services for individual studies and projects, which may include synthetic process development, chemical synthesis, analytical method development and analysis of peptides and any other services relating to chemistry services requested from the Company. The Company shall conduct research activities and pay Polypeptide Laboratories San Diego for fees, expenses, and pass-through costs in accordance with each work order. The Company has agreed to pay Polypeptide Laboratories San Diego an amount not to exceed $684,521 based on PLSD achieving various milestones. The Company recognized $513,390 as research and development expense related to the agreement with PLSD for the period ending January 31, 2021.

On October 5, 2020, the Company and its parent Generex entered into a Distribution and Licensing Agreement (the “Bintai Agreement”) with Bintai Healthcare SDN BHD (“BHSB”), a subsidiary of Bintai Kinden Corporation Berhad of Malaysia (“Bintai”) for the exclusive rights to distribute, sell, develop and commercialize the Generex Ii-Key-SARS-CoV-2 coronavirus vaccine (the “Vaccine”) in Malaysia and South East Asia countries, with right of first refusal to commercialize the Vaccine within New Zealand, Australia and the Global Halal markets (the “Territory”). The Agreement, among other things, consists of Bintai providing 100% funding for U.S. clinical development, manufacturing, and commercial registration of the Vaccine for the Territory. Under the aforementioned agreement, BHSB will provide collectively the Company and Generex with the following:

1.	Payments of $2,625,000 as follows for pre-commercial stage as follows:

a.	$2,000,000 upon the execution of the Bintai agreement.

b.	$625,000 prior to commercialization.

2.	A payment of $10,000,000 upon commencement of commercialization.

If the Vaccine does not reach commercialization and does not secure the necessary FDA approvals within 6 months or within an approved reasonable amount of time thereafter, from the execution of this agreement, BHSB will be repaid the initial $2,000,000 payment.

F-20

During the period ending January 31, 2021 the Company entered a Letter of Understanding with Generex, which illustrated the following terms in relation to fee sharing, considering the Bintai Agreement:

1. The Company shall perform all applicable services, terms and conditions under the Agreement.

2. Generex shall pay the Company 90% of all fees derived from the Bintai Agreement.

3. Generex shall pay for the cost to get the Ii-Key Peptide Vaccine for COVID-19 completed or until NGIO is publicly listed on a national exchange, such as NASDAQ. All payments made by Generex related to this agreement shall be recorded as capital contributions to the Company, as the Company will not repay these.

As of January 31, 2021 there have been $2,000,000 received in connection with this contract. The Company has recorded $1,800,000 as a due from parent with an offset to contract liability.

On November 13, 2020, Generex, the Company, Beijing Youfeng International Consulting Co., Ltd (“Youfeng”), Chinese Centre for Disease Control and Prevention National Institute for Viral Disease Control and Prevention (the “Chinese CDC”) and Beijing Guoxin Haixiang Equity Investment Partnership (Limited Partnership) (“Guoxin” and together with Youfeng and the Chinese CDC, the “China Partners”) entered into the Ii-Key Innovative Vaccine Development Agreement (the “Covid Agreement”) to set up a joint research team and a joint entity in China (the “Joint Entity”) that shall jointly develop and industrialize the Vaccine in China. The Covid Agreement provides that the Company and Generex will provide the Joint Entity with (i) Ii-Key-SARS-CoV-2 technology; (ii) technical know-how; (iii) preclinical and clinical data and (iv) background material on the Ii-Key platform pertaining to its Ii-Key peptide vaccine technology (collectively, the “Covid Vaccine Technology”). Pursuant to the Covid Agreement, the Company and Generex provided the Joint Entity with a perpetual sole and exclusive license to use the Covid Vaccine Technology in China. The Company and Generex shall negotiate separately with the Joint Entity with respect to the sale of such technology in other countries outside of China. Under the Covid Agreement Guoxin will provide the funding for the clinical development, manufacturing and commercial registration of the Vaccine for China and the Joint Entity will provide Generex with the following:

1. Licensing Fee: $5,000,000 upfront non-refundable fee due upon the execution of the Agreement.

2. Royalty Fee: Once the Vaccine comes on to market for the first commercial sale, then the Joint Entity shall:

a.	Offer Generex 20% of the equity interests in the Joint Entity for no additional compensation; or

b.	Make cash payments to Generex in a price equal to $2 per dose for the COVID-19 vaccine.

3. Equity Distributions: the net profits of the Joint Entity shall be paid first to collectively the Company and Generex until the Company and Generex receives $20 million, then the China Partners will receive the next $80 million in net profits from the Joint Entity and thereafter the Company and Generex collectively on one hand and the China Partners on the other will receive net profits from the Joint Entity in accordance with their pro-rated equity interests.

As of January 31, 2021 there have been no payments received under this contract.

If the Vaccine fails in its clinical trials, the Company and Generex will compensate the Joint Entity through one of two methods:

1.	The Company and Generex will grant the Joint Entity sole and exclusive use of its technology and related intellectual property in Excellagen for a license fee of $10 million less the $5 million paid to the Company and Generex pursuant to the Covid Agreement and the remaining $5 million will be paid to the Company and Generex following National Medical Products Administration (“NMPA”), (the Chinese health authority), approval; or

2.	The Company and Generex will grant the Joint Entity with a sole and exclusive license for the whole Ii-Key platform which includes infectious diseases and cancer for a $50 million license fee less the $5 million license fee paid to Generex pursuant to the Covid Agreement.

Also, on November 13, 2020, the Company and Generex and the China Partners entered into the Ii-Key Innovative Flu Vaccine Development Agreement (the “Swine Flu Agreement”). Pursuant to the Swine Flu Agreement, the parties agreed that upon the successful development of the flu vaccine and receipt of approval from NMPA for the product launch, the Joint Entity shall have a sole and exclusive world-wide license for swine flu and shall pay Generex a license fee of $2.5 million less certain costs estimated at $500,000.

F-21

The Company and Generex revised the Work, Cost and Fee Sharing Agreement, whereby the parties agreed to split the consideration received under the Bintai Agreement, the Covid Agreement and the Swine Flu Agreement as follows:

With respect to the COVID Vaccine Agreement and the Swine Flu Agreement or any agreements entered into among the Parent, the Subsidiary and the Chinese Partners:

•	Any and all fees, royalties or other cash payments paid under such agreements shall be split 90%/10% between the Company and Generex, respectively; provided, however, that Generex shall be entitled to 90% of any cash payments that are derived from technology developed by Excellagen;

•	Any costs required to be borne by Generex under the such agreements shall be borne by Generex until the common stock of the Company is listed on a national exchange.

•	the Company shall be the 100% owner of any equity consideration provided to Generex under such agreements; provided, however, that Generex shall be entitled to cash distributions paid on such equity in accordance with clause above.

Payable to Foundation

On February 1, 2007, the Company entered into a clinical study agreement (the “CSA”) with a Henry J. Jackson Foundation (“Foundation”) for two Phase II clinical trials to determine if a vaccine containing AE37 plus GM-CSF or another peptide vaccine compound (GP2) plus GM-CSF improved patient outcomes. The Foundation conducted the study, under the sponsorship of an institute affiliated with the United States Military until the IND #12229 was transferred to the Company (then Antigen Express), after which HJF continued trial management on behalf of the Company. In consideration for the study the Company agreed to total compensation of $2,700,000 at various intervals over the term of the agreement.

On September 1, 2013 the Foundation and the Company entered into a forbearance agreement (the “Forbearance Agreement”) under which the Company acknowledged they were $1,315,817 in arrears in its payment and interest obligations to the Foundation under the CSA (the “Original Forbearance Amount”). Pursuant to the Forbearance Agreement, the Company and the Foundation in exchange for the Foundations deferring the Company’s overdue payments, future payments and interest, the Company agreed, among other things to pay the Foundation certain royalties and accelerated payments (“Forbearance Payments”). Effective August 1, 2015, the Company capitalized all outstanding unpaid interest on the outstanding balance. For the three and six months ended January 31, 2021, the Company recorded interest expense in the amount of $249,665 and $488,424, respectively, in the statements of operations. For the three and six months ended January 31, 2020, the Company recorded interest expense in the amount of and $208,817 and $408,512, respectively, in the statements of operations. As of January 31, 2021 and July 31, 2020 the Company has recorded accrued interest of $4,399,565 and $3,911,141, respectively.

Related Party

Expenses paid by Generex on behalf of the Company have been treated as capital contributions from Generex as Generex will not be reimbursed by the Company for these expenses. For the three and six month periods ended January 31, 2021, Generex paid expenses of $1,482,246 and $3,049,389, respectively. For the three and six month periods ended January 31, 2020, Generex paid expenses of $3,114 and $29,700, respectively. During the six months ending January 31, 2021 the Company has recorded deferred revenue and a receivable due from Parent of $1,800,000 due to Bintai agreement.

F-22

COVID-19

The ongoing coronavirus outbreak at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should continue to worsen, we may experience disruptions to our business including, but not limited disruptions of our ongoing clinical trials and the operations of our partners.

The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Note 4 - Stockholders’ Deficiency:

Capital Stock

Pursuant to the Certificate of Incorporation of the Company, as amended and restated on March 10, 2020, the aggregate number of shares of all classes of stock that the Company shall have the authority to issue is 760,000,000 shares, consisting of (a) 750,000,000 shares of common stock, par value $.001 per share, and (b) 10,000,000 shares of preferred stock, par value $.001 per share.

On January 20, 2021 the Company designated 100,000 shares of preferred stock as “Series A Super Voting Preferred Stock .” The holders of the Series A Super Voting Preferred Stock shall not be entitled to dividends or liquidation preference and shall have the right to vote in an amount equal to 3,000 votes per share. As of January 31, 2021, there were no shares of Series A Super Voting Preferred Stock outstanding. The 300,000,000 shares cancelled by Generex will be available for future issuance (See Note 6).

Registration Statements

The Company filed three Form S-1s for Registration of Securities pursuant to the Securities Act of 1933 (the Securities Act”) on September 14, 2020. One Registration Statement relates to the offer and sale of up to 1,700,000 shares of common stock NGIO, by the selling stockholders. The second Form S-1 for Registration statement registered 100,000 shares of Series A Cumulative Redeemable Perpetual Preferred Stock at $0.001 par value per share. The third filing, is to register shares of $0.001 par value per share common stock and shares of common stock issuable upon exercise of Common Stock Purchase Warrants. The number of shares to be registered and the offering price have not yet been determined.

On July 14, 2020, the Company entered into a purchase agreement with an investor Oasis Capital, LLC (“Oasis”) pursuant to which Oasis has agreed to purchase from the Company up to $50,000,000 of common stock at 92% of the market price for the period of five (5) consecutive trading days immediately subject to a put notice on such date on which the purchase price is calculated in accordance with the terms and conditions of the agreement (subject to certain limitations) from time to time over a 36-month period. The Company also issued to Oasis 300,000 shares under the Oasis Capital Agreement as a commitment fee in connection with a registration statement. This transfer has been accounted through common stock and additional paid in capital which has no net effect on equity.

Note 5–Income taxes:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on net deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At January 31, 2021, the Company had a full valuation allowance against its deferred tax assets, accordingly the Company did not recognize an income tax benefit for losses incurred during the six-month period ended January 31, 2021.

Note 6–Subsequent events:

On February 2, 2021, the Company issued one hundred thousand 100,000 shares of the Company’s Series A Super Voting Preferred Stock (the “Super Voting Preferred Stock”) to Generex in exchange for three hundred million 300,000,000 shares of the Company’s common stock, which were immediately cancelled upon such exchange. As of March 12, 2021, The Company has 100,300,000 shares of common stock outstanding of which Generex owns 64,153,151 shares. The Super Voting Preferred Stock votes with the common stock and is entitled to 3,000 votes per share. The Super Voting Preferred Stock has no dividend, liquidation, conversion or redemption rights. The 300,000,000 shares cancelled by Generex will be available for future issuance (See Note 4).

F-23

Shares of Common Stock

 PROSPECTUS

, 2020

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated Placement Agent fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$19,060
FINRA filing fee	$3,000
Legal fees and expenses	$125,000
Accounting fees and expenses	5,000
Printing and engraving expenses	1,000	*
Miscellaneous fees and expenses	$9,940
Total	$160,000

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

II-2

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that a director of the Company will not be personally liable for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida on the 19th day of May 2021.

NUGENEREX IMMUNO-ONCOLOGY, INC.

By:	/s/ Joseph Moscato
Joseph Moscato
Chief Executive Officer (Principal Executive officer and Principal Financial and Accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/Joseph Moscato	Chief Executive Officer and Chairman (Principal Executive officer)	May 20, 2021
Joseph Moscato

/s/Mark Corrao	Interim Chief Financial Officer (Principal Financial and Accounting officer)	May 20, 2021
Mark Corrao

*	Director	May 20, 2021
Richard Purcell

*	Director	May 20, 2021
Craig Eagle

*	Director	May 20, 2021
Marvin S. Hausman

*	Director	May 20, 2021
Carol Nacy

*	Director	May 20, 2021
Thomas Leonard

*	Director	May 20, 2021
Brian T. McKee

*	Director	May 20, 2021
Anthony Crisci, Esq.

 *By Joseph Moscato

Attorney-in fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
3.2	Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
3.3	Certificate of Designation for Series A Super Voting Preferred Stock
4.1	Registration Rights Agreement dated July 14, between the registrant Oasis Capital, LLC (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on July 20, 2020)
5.1	Opinion of Carmel, Milazzo & Feil LLP**
10.1	Forbearance Agreement effective September 9, 2013 among the registrant, Generex Biotechnology Corp, and the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.2	Clinical Trial Collaboration and Supply Agreement dated June 28, 2017 by and among Merck Sharp & Dohme B.V. and the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form 10 initially filed on Match 12, 2020.)
10.3	Clinical Trial Agreement dated November 20, 2018 between NSABP Foundation, Inc. and the registrant (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.4	License and Research Agreement dated November 29, 2017 between the registrant and Shenzhen Bioscien Pharmaceuticals Co. Ltd (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.5	Securities Purchase Agreement dated July 14, 2020 between the registrant and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 20, 2020)
23.1	Consent of Mazars USA LLP*
23.2	Consent of Carmel, Milazzo & Feil LLP(included as part of Exhibit 5.1)**
24.1	Power of Attorney.
99.1	Results of the First Phase I Clinical Trial of the Novel Ii-Key Hybrid Preventive HER-2/neu Peptide (AE37) Vaccine (for breast cancer), published in the Journal of Clinical Oncology on July 10 2008 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.2	Results from a Phase I Clinical Study of the Novel Ii-Key/HER-2/neu(776–790) Hybrid Peptide Vaccine in Patients with Prostate Cancer, published in Clinical Cancer Research on July 1 2010 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.3	Primary analysis of a prospective, randomized,single-blinded phase II trial evaluating the HER2 peptide AE37 vaccine in breast cancer patients to prevent recurrence, published in Annals of Oncology online on March 30 2016 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.4	Prospective, randomized, single-blinded, multi-center phase II trial of two HER2 peptide vaccines, GP2 and AE37, in breast cancer patients to prevent recurrence, published online in Breast Cancer Research and Treatment on April 22 2020 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)

* Filed herewith

** To be filed by Amendment

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